                                                                Exhibit 10.2

               =================================================

                              TERM LOAN AGREEMENT

                           dated as of June 30, 1997

                                     among

                           J&L SPECIALTY STEEL, INC.
                                  as Borrower,

                  THE LENDERS PARTIES HERETO FROM TIME TO TIME,

                               MELLON BANK, N.A.,
                                    as Agent

                                      and

                        CREDIT LYONNAIS NEW YORK BRANCH,
                             as Syndication Agent,

                                      and

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                             as Documentation Agent

                               U.S. $125,000,000

               =================================================

                               Table of Contents
                               -----------------

Section                                          Title                                                  Page
-------                                          -----                                                  ----
ARTICLE I         DEFINITIONS; CONSTRUCTION; EFFECTIVENESS.........................................        1

     1.1          Definitions; Construction........................................................        1

ARTICLE II        THE FACILITY.....................................................................        1

     2.1          The Term Loan Facility...........................................................        1
     2.2          Making of Loans..................................................................        2
     2.3          Interest Rates...................................................................        3
     2.4          Conversion or Renewal of Interest Rate Options...................................        7
     2.5          Prepayments Generally............................................................        8
     2.6          Optional Prepayments.............................................................        8
     2.7          Interest Payment Dates...........................................................        9
     2.8          Pro Rata Treatment; Payments Generally...........................................        9
     2.9          Additional Compensation in Certain Circumstances.................................       10
     2.10         Taxes............................................................................       13
     2.11         Funding by Branch, Subsidiary or Affiliate.......................................       15

ARTICLE III       REPRESENTATIONS AND WARRANTIES...................................................       16

     3.1          Corporate Status.................................................................       16
     3.2          Corporate Power and Authorization................................................       16
     3.3          Execution and Binding Effect.....................................................       16
     3.4          Governmental Approvals and Filings...............................................       17
     3.5          Absence of Conflicts.............................................................       17
     3.6          Financial Statements.............................................................       18
     3.7          Absence of Undisclosed Liabilities...............................................       18
     3.8          Accurate and Complete Disclosure.................................................       18
     3.9          Solvency.........................................................................       19
     3.10         Margin Regulations...............................................................       19
     3.11         Regulatory Restrictions..........................................................       19
     3.12         Subsidiaries.....................................................................       20
     3.13         Absence of Material Adverse Changes..............................................       20
     3.14         Absence of Adverse Changes.......................................................       20
     3.15         Litigation.......................................................................       20
     3.16         Absence of Other Conflicts.......................................................       20
     3.17         Insurance........................................................................       21
     3.18         Title to Property................................................................       21
     3.19         Intellectual Property............................................................       21
     3.20         Taxes............................................................................       21
     3.21         Employee Benefits................................................................       22
     3.22         Environmental Matters............................................................       22

ARTICLE IV        CONDITIONS.......................................................................       23

     4.1          Conditions to Loans..............................................................       23

ARTICLE V         AFFIRMATIVE COVENANTS............................................................       25

     5.1          Basic Reporting Requirements.....................................................       25
     5.2          Insurance........................................................................       29
     5.3          Payment of Taxes and Other Potential Charges and Priority Claims.................       29
     5.4          Preservation of Corporate Status.................................................       30
     5.5          Governmental Approvals and Filings...............................................       30
     5.6          Maintenance of Properties........................................................       30
     5.7          Avoidance of Other Conflicts.....................................................       30
     5.8          Financial Accounting Practices...................................................       31
     5.9          Use of Proceeds..................................................................       31
     5.10         Continuation of or Change in Business............................................       31

ARTICLE VI        NEGATIVE COVENANTS...............................................................       31

     6.1          Liens............................................................................       31
     6.2          Indebtedness.....................................................................       34
     6.3          Guaranties.......................................................................       35
     6.4          Advances and Investments.........................................................       35
     6.5          Dividends and Related Distributions..............................................       36
     6.6          Sale-Leasebacks..................................................................       37
     6.7          Mergers, etc.....................................................................       37
     6.8          Dispositions of Properties.......................................................       38
     6.9          Dealings with Affiliates.........................................................       38
     6.10         Limitation on Other Restrictions on Amendment of the Loan Documents,
                      etc..........................................................................       39

ARTICLE VII       PUT EVENTS AND DEFAULTS..........................................................       39

     7.1          Put Events.......................................................................       39
     7.2          Consequences of a Put Event......................................................       40
     7.3          Events of Default................................................................       41
     7.4          Consequences of an Event of Default..............................................       44
     7.5          Application of Proceeds..........................................................       45

ARTICLE VIII      THE AGENT........................................................................       46

     8.1          Appointment......................................................................       46
     8.2          General Nature of Agent's Duties.................................................       46
     8.3          Exercise of Powers...............................................................       47
     8.4          General Exculpatory Provisions...................................................       47
     8.5          Administration by the Agent......................................................       48
     8.6          Lenders Not Relying on Agent or Other Lenders....................................       49
     8.7          Indemnification of Agent by Lenders..............................................       49
     8.8          Agent in its Individual Capacity.................................................       50
     8.9          Holders of Notes.................................................................       50
     8.10         Successor Agent..................................................................       50
     8.11         Calculations.....................................................................       51

     8.12         Agent's Fee......................................................................       51
     8.13         Funding by Agent.................................................................       51
     8.14         Documentation Agent and Syndication Agent........................................       52

ARTICLE IX        MISCELLANEOUS....................................................................       52

     9.1          Holidays.........................................................................       52
     9.2          Records..........................................................................       52
     9.3          Amendments and Waivers...........................................................       53
     9.4          No Implied Waiver; Cumulative Remedies...........................................       53
     9.5          Notices..........................................................................       54
     9.6          Expenses; Taxes; Indemnity.......................................................       54
     9.7          Severability.....................................................................       56
     9.8          Prior Understandings.............................................................       56
     9.9          Duration; Survival...............................................................       56
     9.10         Counterparts.....................................................................       57
     9.11         Limitation on Payments...........................................................       57
     9.12         Set-Off..........................................................................       57
     9.13         Sharing of Collections...........................................................       58
     9.14         Successors and Assigns; Participations; Assignments..............................       58
     9.15         Governing Law; Submission to Jurisdiction; Waiver of Jury Trial;
                      Limitation of Liability......................................................       62

ANNEX A           DEFINITIONS; CONSTRUCTION........................................................      A-1


Exhibit A           Form of Note
Exhibit B           Form of Transfer Supplement
Exhibit C           Form of Annual and Quarterly Compliance Certificate

Schedule 3.04       Governmental Approvals and Filings
Schedule 3.05       Conflicts
Schedule 3.12       Subsidiaries
Schedule 3.15       Litigation
Schedule 3.20       Taxes
Schedule 3.21       Controlled Group Members
Schedule 6.01       Liens
Schedule 6.09       Dealings with Affiliates

                              TERM LOAN AGREEMENT

                  THIS AGREEMENT, dated as of June 30, 1997 (this "Agreement") among J&L SPECIALTY STEEL, INC., a Pennsylvania corporation (the "Borrower"), the Lenders parties hereto from time to time, MELLON BANK, N.A., as agent for the Lender Parties hereunder (in such capacity, together with its successors in such capacity, the "Agent"), and CREDIT LYONNAIS NEW YORK BRANCH, as Syndication Agent, in such capacity, the "Syndication Agent") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent (in such capacity, the "Documentation Agent").

                  In consideration of the mutual covenants herein contained and intending to be legally bound, the parties hereto hereby agree as follows:

                                   ARTICLE I
                    DEFINITIONS; CONSTRUCTION; EFFECTIVENESS

            1.1. Definitions; Construction. In addition to other words and terms defined elsewhere in this Agreement, as used in this Agreement the words and terms defined in Annex A hereto have the meanings given them in such Annex A, and this Agreement shall be construed in accordance with the provisions of Annex A.

                                   ARTICLE II
                                  THE FACILITY

                  2.1. The Term Loan Facility.

                  (a) Term Loan Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees (such agreement being herein called such Lender's "Term Loan Commitment") to make a loan (the "Loan") to the Borrower on the Closing Date in such principal amount as may be requested by the Borrower but not exceeding such Lender's Term Loan Committed Amount. Each Lender's "Term Loan Committed Amount" shall be equal to the amount set forth as its "Term Loan Committed Amount" below its name on the signature pages hereof, and subject to transfer to another Lender as provided in Section
9.14. The sum of the Term Loan Committed Amounts of the Lenders shall not exceed $125,000,000 at any time.

                  (b) Nature of Credit. The Borrower may not reborrow amounts repaid with respect to Loans.

                  (c) Notes. The obligation of the Borrower to repay the unpaid principal amount of the Loans made to it by each Lender and to pay interest thereon shall be evidenced in part by promissory notes of the Borrower, one to each Lender, dated the Closing Date (the "Notes") in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled, payable to the order of such Lender in a face amount equal to the principal amount of such Lender's Loan.

                  (d) Scheduled Amortization; Maturity. The principal amount of the Term Loans shall be due and payable in equal installments of $15,625,000 on each June 30 and December 31, commencing December 31, 2000. To the extent not due and payable earlier, the Term Loans shall be due and payable on the Term Loan Maturity Date.

                  (e) Facility Fee. The Borrower shall pay to the Agent for the account of each Lender a facility fee (the "Facility Fee"), based on the applicable Pricing Level, for each day from and including the Closing Date to but not including the Term Loan Maturity Date, equal to (i) the applicable percentage set forth below on such day times (ii) 1/360 times (iii) the aggregate principal amount of such Lender's Term Loans outstanding on the date preceding the date such payment is due.

                  Pricing Level              Applicable Percentage
                  -------------              ---------------------
                  Level I                            .075%
                  Level II                           .100%
                  Level III                          .125%
                  Level IV                           .1875%
                  Level V                            .250%

Such Facility Fee shall be due and payable for the preceding period for which such fee has not been paid on each of the following dates: (x) each Regular Payment Date and (y) the Term Loan Maturity Date.

                  2.2. Making of Loans. Prior to the Closing Date, the Borrower shall provide Standard Notice to the Agent setting forth the following information:

                  (a) The aggregate principal amount of the Loans to be made on the Closing Date, which shall be the sum of the principal amounts selected pursuant to clause (c) of this Section 2.2, and which shall be an integral multiple of $500,000;

                  (b) The interest rate Option or Options selected in accordance with Section 2.3(a) and the principal amounts selected in accordance with Section 2.3(e) of the Base Rate Portion and each Funding Segment of the Euro-Rate Portion of such Loans; and

                  (c) With respect to each such Funding Segment of such Loans, the Funding Period to apply to such Funding Segment, selected in accordance with Section 2.3(d).

Standard Notice having been so provided, the Agent shall promptly notify each Lender of the information contained therein and of the amount of such Lender's Loan. Unless any applicable condition specified in
Article IV has not been satisfied, on the Closing Date each Lender shall make the proceeds of its Loan available to the Agent at the Agent's Office, no later than 12:00 o'clock Noon, Pittsburgh time, in funds immediately available at such Office. The Agent will make the funds so received available to the Borrower in funds immediately available at the Agent's Office.

                  2.3. Interest Rates.

                  (a) Optional Bases of Borrowing. The unpaid principal amount of the Loans shall bear interest for each day until due on one or more bases selected by the Borrower from the interest rate Options set forth below. Subject to the provisions of this Agreement, the Borrower may select different Options to apply simultaneously to different Portions of the Loans and may select different Funding Segments to apply simultaneously to different parts of the Euro-Rate Portion of the Loans.

                  (i) Base Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed if the Base Rate is determined by the Federal Funds Rate, and 365 or 366 days, as the case may be, if the Base Rate is determined by the Prime Rate) for each day equal to the Base Rate for such day.

                  (ii) Euro-Rate Option: A rate per annum (based on a year of 360 days and actual days elapsed) for each day equal to the Euro-Rate for such day plus the Applicable Margin for such day.

                  (b) Pricing Levels. For purposes of Sections 2.1(e) and 2.3(c), the applicable level of pricing (the "Pricing Level") shall be determined by Pricing Level Test A, provided, that in the event the Borrower receives a Long-Term Debt Rating, the Borrower may elect, which election shall be irrevocable so long as the Borrower has a Long-Term Debt Rating, by written notice to the Agent, to have the Pricing Level determined by Pricing Level Test
B. Any change in the applicable Pricing Level resulting from the election of the Borrower to have Pricing Level Test B apply shall be effective as of the first day of the calendar month following the month in which the Agent receives written notice of such election from the Borrower.

         The Pricing Level Tests described in this clause (b) are as follows:

                  (A) Pricing Level Test A: The Pricing Level shall be based upon the Performance Ratio of the Borrower on the last day of the most recently ending period of four consecutive calendar quarters, considered as a single accounting period, as follows:

                            Performance Ratio                 Pricing Level
                            -----------------                 -------------
                            Less than 1.65                       Level I
                            1.65 - 2.45                          Level II
                            2.46 - 3.25                          Level III
                            3.26 - 4.00                          Level IV
                            Greater than 4.00                    Level V

         The Performance Ratio shall be determined by the Agent based upon the compliance certificate delivered by the Borrower pursuant to Section 5.1(c) (which calculation shall be conclusive absent manifest error) as soon as practicable following receipt by the Agent of the financial statements described in Section 5.1(a) or Section 5.1(b), as the case may be, and any change in the applicable Pricing Level shall be effective as of the first day of the calendar month following the month in which such financial statements are received by the Agent.

                  (B) Pricing Level Test B: The Pricing Level shall be based upon the rating or ratings given by Standard & Poor's Corporation ("S&P") or Moody's Investors Service ("Moody's") to publicly-owned unsecured long-term senior debt issued by the Borrower (a "Long-Term Debt Rating"), as follows:

            Long-Term Debt Rating                                 Pricing Level
            ---------------------                                 -------------
                   S&P                            Moody's
                   ---                            -------
            A- or higher        and         A3 or higher         Level I
            BBB+                and         Baal                 Level II
            BBB                 and         Baa2                 Level III
            BBB-                and         Baa3                 Level IV
            Lower than BBB-     or          Lower than Baa3      Level V


         In the event the Borrower receives a split rating, the lower rating shall apply. In the event the Borrower receives only one rating, such rating shall apply. In the event the Borrower no longer has a Long-Term Debt Rating, then and thereafter the Pricing Level shall be determined by Pricing Level Test A. In the event of a change in the Borrower's Long-Term Debt Rating, any resulting change in the applicable Pricing Level shall be effective as of the date of such change in the Borrower's Long-Term Debt Rating.

                  (c) Applicable Margins. The "Applicable Margin" for the Euro-Rate Option at each Pricing Level for any day shall mean the percentage set forth below:

                                 Pricing Level               Euro-Rate
                                 -------------           Applicable Margin
                                                         -----------------
                                     I                         .175%
                                     II                        .200%
                                     III                       .275%
                                     IV                        .3125%
                                     V                         .4325%

                  (d) Funding Periods. At any time when the Borrower shall select, convert to or renew the Euro-Rate Option to apply to any part of the Loans, the Borrower shall specify one or more periods (the "Funding Periods") during which each such Option shall apply, such Funding Periods being as set forth below:

Interest Rate Option                          Available Funding Periods
--------------------                          -------------------------

Euro-Rate Option                              1, 2 or 3 months
                                              ("Euro-Rate Funding Period");

provided, that:

                  (i) Each Euro-Rate Funding Period shall begin on a London Business Day;

                  (ii) Each Euro-Rate Funding Period shall begin on a London Business Day, and the term "month", when used in connection with a Euro-Rate Funding Period, shall be construed in accordance with prevailing practices in the interbank eurodollar market at the commencement of such Euro-Rate Funding Period, as determined in good faith by the Agent (which determination shall be conclusive);

                  (iii) The Borrower may not select a Funding Period that would end after the Term Loan Maturity Date; and

                  (iv) The Borrower shall, in selecting any Funding Period, allow for scheduled mandatory payments of the Loans.

                  (e) Transactional Amounts. Each selection of, conversion from, conversion to or renewal of an interest rate Option and each payment or prepayment of any Loans shall be in a principal amount such that after giving effect thereto the aggregate principal amount of the Base Rate Portion of the Loans, and the aggregate principal amount of each Funding Segment of the Euro-Rate Portion of the Loans, shall be as set forth below:

Portion or Funding Segment                         Allowable Aggregate Principal Amounts
--------------------------                         -------------------------------------
Base Rate Portion                                  Any amount

Each Funding Segment of the Euro-Rate Portion      $500,000 or an integral multiple thereof; provided, one
                                                   Funding Segment may be in an amount which is not an
                                                   integral multiple of $500,000 (but which is in excess of
                                                   $500,000) to the extent the outstanding principal amount
                                                   of the Loans is not an integral multiple of $500,000 as
                                                   a result of scheduled amortization payments.

                  (f) Euro-Rate Unascertainable; Impracticability.  If

                  (i) on any date on which a Euro-Rate would otherwise be set the Agent (in the case of clauses (A) or (B) below) or any Lender (in the case of clause (C) below) shall have determined in good faith (which determination shall be conclusive) that:

                  (A) adequate and reasonable means do not exist for ascertaining such Euro-Rate,

                  (B) a contingency has occurred which materially and adversely affects the interbank eurodollar market, or

                  (C) for reasons other than a downgrading of such Lender's rating by S&P or Moody's, the effective cost to such Lender of funding a proposed Funding Segment of the Euro-Rate Portion from a Corresponding Source of Funds shall exceed the Euro-Rate applicable to such Funding Segment, or

                  (ii) at any time any Lender shall have determined in good faith (which determination shall be conclusive) that the making, maintenance or funding of any part of the Euro-Rate Portion has been made impracticable or unlawful by compliance by such Lender or a Notional Euro-Rate Funding Office in good faith with any Law or guideline or interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or with any request or directive of any such Governmental Authority (whether or not having the force of law);

then, and in any such event, the Agent or such Lender, as the case may be, may notify the Borrower of such determination (and any Lender giving such notice shall notify the Agent). Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of each of the Lenders to allow the Borrower to select, convert to or renew the Euro-Rate Option shall be suspended until the Agent or such Lender, as the case may be, shall have later notified the Borrower (and any Lender giving such notice shall notify the Agent) of the Agent's or such Lender's determination in good faith (which determination shall be conclusive) that the circumstance giving rise to such previous determination no longer exist. If any Lender notifies the Borrower of a determination under subsection (ii) of this Section 2.3(f), the Euro-Rate Portion of the Loans of such Lender (the "Affected Lender") shall automatically be converted to the Base Rate Option as of the date specified in such notice (and accrued interest thereon shall be due and payable on such date). If at the time the Agent or a Lender makes a determination under subsection (i) or (ii) of this Section 2.3(f) the Borrower previously has notified the Agent that it wishes to select, convert to or renew the Euro-Rate Option with respect to any proposed Loans but such Loans have not yet been made, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option instead of the Euro-Rate Option with respect to such Loans or, in the case of a determination by a Lender, such Loans of such Lender.

                  2.4. Conversion or Renewal of Interest Rate Options.

                  (a) Conversion or Renewal. Subject to the provisions of
Section 2.9(b), the Borrower may convert any part of its Loans from any interest rate Option or Options to one or more different interest rate Options and may renew the Euro-Rate Option as to any Funding Segment of the Euro-Rate Portion (and no such conversion or renewal shall be deemed to be a reborrowing):

                  (i) At any time with respect to conversion from the Base Rate Option; or

                  (ii) At the expiration of any Funding Period with respect to conversions from or renewals of the Euro-Rate Option, as to the Funding Segment corresponding to such expiring Funding Period.

Whenever the Borrower desires to convert or renew any interest rate Option or Options, the Borrower shall provide to the Agent Standard Notice setting forth the following information:

                  (w) The date, which shall be a Business Day, on which the proposed conversion or renewal is to be made;

                  (x) The principal amounts selected in accordance with Section 2.3(e) of the Base Rate Portion and each Funding Segment of the Euro-Rate Portion to be converted from or renewed;

                  (y) The interest rate Option or Options selected in accordance with Section 2.3(a) and the principal amounts selected in accordance with Section 2.3(e) of the Base Rate Portion and each Funding Segment of the Euro-Rate Portion to be converted to; and

                  (z) With respect to each Funding Segment to be converted to or renewed, the Funding Period selected in accordance with Section 2.3(d) to apply to such Funding Segment.

Standard Notice having been so provided, after the date specified in such Standard Notice, interest shall be calculated upon the principal amount of the Loans as so converted or renewed. Interest on the principal amount of any part of the Loans converted or renewed (automatically or otherwise) shall be due and payable on the conversion or renewal date.

                  (b) Failure to Convert or Renew. Absent due notice from the Borrower of conversion or renewal in the circumstances described in Section 2.4(a)(ii), any part of the Euro-Rate Portion for which such notice is not received shall be converted automatically to the Base Rate Option on the last day of the expiring Funding Period.

                  2.5. Prepayments Generally. Whenever the Borrower desires or is required to prepay any part of the Loans, it shall provide Standard Notice to the Agent setting forth the following information:

                  (a) The date, which shall be a Business Day, on which the proposed prepayment is to be made;

                  (b) The total principal amount of such prepayment, which shall be the sum of the principal amounts selected pursuant to clause (c) of this Section 2.5, and which shall be an integral multiple of $1,000,000 or in an amount equal to the principal amount of all outstanding Loans; and

                  (c) The principal amounts selected in accordance with Section 2.3(e) of the Base Rate Portion and each part of each Funding Segment of the Euro-Rate Portion to be prepaid.

Standard Notice having been so provided, on the date specified in such Standard Notice, the principal amounts of the Base Rate Portion and each part of the Euro-Rate Portion specified in such notice, together with interest on each such principal amount to such date, shall be due and payable.

                  2.6. Optional Prepayments. The Borrower shall have the right at its option from time to time to prepay its Loans in whole or part without premium or penalty, except that prepayments of any Funding Segment of the Euro-Rate Portion at a time other than the expiration of the Funding Period corresponding to such expiring Funding Segment shall be subject to the provisions of

Section 2.9(b). Any such prepayment shall be made in accordance with Section
2.5.

                  2.7. Interest Payment Dates. Accrued and unpaid interest on the Loans shall be due and payable on the following dates (and on such other dates as may be specified elsewhere in this Agreement and the Notes): (a) in the case of the Base Rate Portion, on each Regular Payment Date and, with respect to any amount converted to the Euro-Rate Option, on the date of such conversion, and (b) in the case of each Funding Segment of the Euro-Rate Portion, on the last day of the corresponding Euro-Rate Funding Period. After maturity of any part of the Loans (by acceleration or otherwise), interest on such part of the Loans shall be due and payable on demand.

                  2.8. Pro Rata Treatment; Payments Generally.

                  (a) Pro Rata Treatment. Each borrowing and each conversion or renewal of interest rate Options hereunder shall be made, and all payments made in respect of principal of and interest on Loans and Facility Fees due from the Borrower hereunder or under the Notes and all payments by the Borrower to any Lender as consideration for a waiver or amendment of any provision of any Loan Document, shall be applied, Pro Rata from and to each Lender, except for (x) payments of interest involving an Affected Lender as provided in Section 2.3(f), (y) payments to a Lender subject to a withholding deduction under
Section 2.10(c) and (z) payments to a Lender pursuant to a Put Exercise Notice given by such Lender under Section 7.2. The failure of any Lender to make a Loan shall not relieve any other Lender of its obligation to lend hereunder, but neither the Agent nor any Lender shall be responsible for the failure of any other Lender to make a Loan.

                  (b) Payments Generally. All payments and prepayments to be made by the Borrower in respect of principal, interest, fees, indemnities, expenses or other amounts due from the Borrower hereunder or under any other Loan Document shall be payable in Dollars at 1:00 p.m., Pittsburgh time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue, without setoff, counterclaim, withholding or other deduction of any kind or nature (except for payments to a Lender subject to a withholding deduction under Section 2.10(c)). Except for payments under Sections 2.9 or 9.6, such payments shall be made to the Agent at its Office in funds immediately available at such Office, and payments under Sections 2.9 or 9.6 shall be made to the applicable Lender at such domestic account as it shall specify to the Borrower from time to time in funds immediately available at such account. Any payment received by the Agent or such Lender after 1:00 p.m., Pittsburgh time, on any day shall be deemed to have been received on the next succeeding Business Day. The Agent shall distribute to the Lenders all such payments received by the Agent for their respective accounts as promptly as practicable after receipt by the Agent.

                  (c) Interest on Overdue Amounts. To the extent permitted by law, after there shall have become due (by acceleration or otherwise) principal, interest, fees, indemnity, expenses or any other amounts due from the Borrower hereunder or under any other Loan Document, such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum (in each case based on a year of 360 days and actual days elapsed) which for each day shall be equal to the following:

                  (i) In the case of any part of the Euro-Rate Portion of any Loans, (A) until the end of the applicable then-current Funding Period at a rate per annum 2.00% above the rate otherwise applicable to such part, and (B) thereafter in accordance with the following clause (ii); and

                  (ii) In the case of any other amount due from the Borrower hereunder or under any Loan Document, 2.00% above the then-current Base Rate Option.

To the extent permitted by law, interest accrued on any amount which has become due hereunder or under any Loan Document shall compound on a day-by-day basis, and hence shall be added daily to the overdue amount to which such interest relates.

                  2.9. Additional Compensation in Certain Circumstances.

                  (a) Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc. If any Law or guideline or interpretation or application thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority (whether or not having the force of law) hereafter adopted:

                  (i) subjects any Lender Party or any Notional Euro-Rate Funding Office to any tax or changes the basis of taxation with respect to this Agreement, the Notes or the Loans, or payments by the Borrower of principal, interest, fees or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income or overall gross receipts of such Lender Party or such Notional Euro-Rate Funding Office imposed by the jurisdictions (federal, state and local) in which the Lender Party's principal office or Notional Euro-Rate Funding Office is located),

                  (ii) imposes, modifies or deems applicable any reserve, special deposit, insurance assessment or any other requirement against credits or commitments to extend credit extended by, assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, such Lender Party or any Notional Euro-Rate Funding Office (other than requirements expressly included herein in the determination of the Euro-Rate hereunder),

                  (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement against assets (funded or contingent) of, or credits or commitments to extend credit extended by, any Lender Party, any Person controlling any Lender Party or any Notional Euro-Rate Funding Office, or applicable to the obligations of any Lender Party, any Person controlling any Lender Party or any Notional Euro-Rate Funding Office under this Agreement, or

                  (iv) imposes upon any Lender Party or any Notional Euro-Rate Funding Office any other condition or expense with respect to this Agreement, the Notes or its making, maintenance or funding of any Loan, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Lender Party, any Notional Euro-Rate Funding Office or, in the case of clause
(iii) hereof, any Person controlling a Lender Party, with respect to this Agreement, the Notes or the making, maintenance or funding of any Loan (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on such Lender Party's or controlling Person's capital, taking into consideration such Lender Party's or controlling Person's policies with respect to capital adequacy) by an amount which such Lender Party deems to be material (such Lender Party being deemed for this purpose to have made, maintained or funded each Funding Segment of the Euro-Rate Portion from a Corresponding Source of Funds), such Lender Party may from time to time provide notice to the Borrower of the amount determined in good faith by such Lender Party (which determination shall be conclusive) to be necessary to compensate such Lender Party or such Notional Euro-Rate Funding Office for such increase, reduction or imposition, which notice shall describe such increase, reduction or imposition in reasonable detail. In making any such determination such Lender Party may take into account any special, supplemental or other nonrecurring items, may apply any averaging or attribution methods (to the extent such methods are applied pursuant to a policy adopted by such Lender Party to apply such methods generally to customers similar to the Borrower and having similar provisions in agreements with such Lender Party), and may make such determination prospectively or retrospectively. Such amount shall be due and payable by the Borrower to such Lender Party five Business Days after such notice is given, together with an amount equal to interest on such amount from the date two Business Days after the date demanded until such due date at the Base Rate Option.

                  (b) Funding Breakage. In addition to all other amounts payable hereunder, if and to the extent for any reason any part of any Funding Segment of any Euro-Rate Portion of the Loans becomes due (by acceleration or otherwise), or is paid, prepaid or converted to the Base Rate Option (whether or not such payment, prepayment or conversion is mandatory or automatic and whether or not such payment or prepayment is then due), on a day other than the last day of the corresponding Funding Period (the date such amount so becomes due, or is so paid, prepaid or converted, being referred to as the "Funding Breakage Date"), the Borrower shall pay each Lender an amount ("Funding Breakage Indemnity") determined by such Lender as follows:

                  (i) first, calculate the following amount: (A) the principal amount of such Funding Segment of the Loans owing to such Lender which so became due, or which was so paid, prepaid or converted, times (B) the rate of interest applicable to such principal amount on the Funding Breakage Date (less any Applicable Margin) minus the Treasury Rate as of the Funding Breakage Date (but not less than zero), times
         (C) the number of days from and including the Funding Breakage Date to but not including the last day of such Funding Period, times (D) 1/360; and

                  (ii) then, the Funding Breakage Indemnity to be paid by the Borrower to such Lender shall be the amount equal to the present value as of the Funding Breakage Date (discounted at the Treasury Rate as of such Funding Breakage Date, and calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) of the amount described in the preceding clause (i) (which amount described in the preceding clause (i) is assumed for purposes of such present value calculation to be payable on the last day of the corresponding Funding Period).

Such Funding Breakage Indemnity shall be due and payable upon demand, and each Lender shall, upon making such demand, notify the Agent of the amount so demanded. In addition, the Borrower shall, on the due date for payment of any Funding Breakage Indemnity, pay to such Lender an additional amount equal to interest on such Funding Breakage Indemnity from the Funding Breakage Date to but not including such due date at the Base Rate Option (calculated on the basis of a year of 360 days and actual days elapsed). The amount payable to each Lender under this Section 2.9(b) shall be determined in good faith by such Lender, and such determination shall be conclusive absent manifest error.

                  2.10. Taxes.

                  (a) Payment Net of Taxes. All payments made by the Borrower under this Agreement or any other Loan Document shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all liabilities with respect thereto, excluding

                  (i) in the case of each Lender Party, income or franchise taxes imposed on such Lender Party by the jurisdiction under the laws of which such Lender Party is organized or any political subdivision or taxing authority thereof or therein or as a result of a connection between such Lender Party and any jurisdiction other than a connection resulting solely from this Agreement and the transactions contemplated hereby, and

                  (ii) in the case of each Lender, income or franchise taxes imposed by any jurisdiction in which such Lender's lending offices which make or book Loans are located or any political subdivision or taxing authority thereof or therein

(all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld or deducted from any amounts payable to any Lender Party under this Agreement or any other Loan Document, the Borrower shall pay the relevant amount of such Taxes and the amounts so payable to such Lender Party shall be increased to the extent necessary to yield to such Lender Party (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Loan Documents. Whenever any Taxes are paid by the Borrower with respect to payments made in connection with this Agreement or any other Loan Document, to the extent and as promptly as possible thereafter, the Borrower shall send to the Agent for its own account or for the account of such Lender Party, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof.

                  (b) Indemnity. The Borrower hereby indemnifies each Lender Party for the full amount of all Taxes attributable to payments by or on behalf of the Borrower to such Lender Party hereunder or under any of the other Loan Documents, any Taxes paid by such Lender Party, and any present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any Taxes (including any incremental Taxes, interest or penalties that may become payable by such Lender Party as a result of any failure to pay such Taxes) to the extent they are not primarily the result of the gross negligence or willful misconduct of such Lender Party. Such indemnification shall be made within five Business Days from the date such Lender Party makes written demand therefor.

                  (c) Withholding. Each Lender that is incorporated or organized under the laws of any jurisdiction other than the United States or any state thereof agrees that, on or prior to the date any payment is due to be made to it hereunder or under any other Loan Document, it will furnish to the Borrower and the Agent two valid, duly completed copies of United States Internal Revenue Service Form 4224 or United States Internal Revenue Service Form 1001 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes. Each Lender which so delivers to the Borrower and the Agent a Form 1001 or 4224, or a successor applicable form, agrees to deliver to the Borrower and the Agent two further copies of the said Form 1001 or 4224 or a successor applicable form, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax, or after the occurrence of any event requiring a change in the most recent form previously delivered by it, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Agent, certifying in the case of a Form 1001 or Form 4224 that such Lender is entitled to receive payments under this Agreement or any other Loan Document without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including any changes in Law) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax. In addition, if at any time the Borrower believes that payments to any Lender (foreign or domestic) may be subject to U.S. backup withholding tax, such Lender shall, at the Borrower's reasonable request from time to time, if such Lender is legally able to do so, provide the Borrower with evidence establishing an exemption from U.S. backup withholding tax.

                  (d) Reimbursement. If any payment by the Borrower is made to or for the account of the Lender Party after deduction for or on account of any Taxes, and increased payments are made by the Borrower pursuant to Section 2.10(a), then, if such Lender Party in its reasonable opinion determines that it has received or been granted a credit against or remission for such Taxes, such Lender Party shall, to the extent it can do so without prejudice to the retention of the amount of such credit or remission, reimburse to the Borrower such amount as such Lender Party shall, in its reasonable opinion acting in good faith, have determined to be attributable to the relevant Taxes or deduction or withholding. Any payment made by a Lender Party under this Section 2.10(d) shall be prima facie evidence of the amount due to the Borrower hereunder. Nothing herein contained shall interfere with the right of any Lender Party to arrange its tax affairs in whatever manner it thinks fit and, in particular, no Lender Party shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such tax in priority to any other claims, reliefs, credits or deductions available to it nor oblige any Lender Party to disclose any information relating to its tax affairs or any computations in respect thereof.

                  2.11. Funding by Branch, Subsidiary or Affiliate.

                  (a) Notional Funding. Each Lender shall have the right from time to time, prospectively or retrospectively, without notice to the Borrower, to deem any branch, subsidiary or affiliate of such Lender to have made, maintained or funded any part of the Euro-Rate Portion at any time. Any branch, subsidiary or affiliate so deemed shall be known as a "Notional Euro-Rate Funding Office." Such Lender shall deem any part of the Euro-Rate Portion of the Loans or the funding therefor to have been transferred to a different Notional Euro-Rate Funding Office if (i) such transfer would avoid or cure an event or condition described in Section 2.3(f)(ii) or would lessen compensation payable by the Borrower under Section 2.9(a), and (ii) such Lender determines in its sole discretion that such transfer would be practicable and would not have a material adverse effect on such part of the Loans, such Lender or any Notional Euro-Rate Funding Office (it being assumed for purposes of such determination that each part of the Euro-Rate Portion is actually made or maintained by or funded through the corresponding Notional Euro-Rate Funding Office). Notional Euro-Rate Funding Offices may be selected by such Lender without regard to such Lender's actual methods of making, maintaining or funding Loans or any sources of funding actually used by or available to such Lender.

                  (b) Actual Funding. Each Lender shall have the right from time to time to make or maintain any part of the Euro-Rate Portion by arranging for a branch, subsidiary or affiliate of such Lender to make or maintain such part of the Euro-Rate Portion. Such Lender shall have the right to (i) hold any applicable Note payable to its order for the benefit and account of such branch, subsidiary or affiliate or (ii) request the Borrower to issue one or more promissory notes in the principal amount of such Euro-Rate Portion, in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled, payable to such branch, subsidiary or affiliate and with appropriate changes reflecting that the holder thereof is not obligated to make any additional Loans to the Borrower. The Borrower agrees to comply promptly with any request under clause (ii) of this Section 2.11(b). If any Lender causes a branch, subsidiary or affiliate to make or maintain any part of the Euro-Rate Portion hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Euro-Rate Portion and to any note payable to the order of such branch, subsidiary or affiliate to the same extent as if such part of the Euro-Rate

Portion were made or maintained and such note were a Note payable to such Lender's order.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                    The Borrower hereby represents and warrants to each Lender Party as follows:

                  3.1. Corporate Status. The Borrower and each Subsidiary of the Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Borrower and each Subsidiary of the Borrower has corporate power and authority to own its property and to transact the business in which it is engaged or presently proposes to engage. The Borrower and each Subsidiary of the Borrower is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification necessary or advisable, except for matters that, individually or in the aggregate, do not, and are not likely to, have an Adverse Effect.

                  3.2. Corporate Power and Authorization. The Borrower has corporate power and authority to execute, deliver, perform, and take all actions contemplated by, each Loan Document, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part. Without limitation of the foregoing, the Borrower has the corporate power and authority to borrow pursuant to the Loan Documents to the fullest extent permitted hereby and thereby from time to time, and has taken all necessary corporate action to authorize such borrowings.

                  3.3. Execution and Binding Effect. This Agreement and each other Loan Document which is executed and delivered or required to be executed and delivered on or before the date as of which this representation and warranty is made has been duly and validly executed and delivered by the Borrower. This Agreement and each such Loan Document constitutes, and each other Loan Document when executed and delivered by the Borrower will constitute, the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

                  3.4. Governmental Approvals and Filings. No approval, order, consent, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority (collectively, "Governmental Action") is or will be necessary or advisable in connection with execution and delivery of any Loan Document, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof, except for the matters set forth in Schedule 3.4. Each Governmental Action referred to in
Schedule 3.4 has been duly obtained or made, as the case may be, and is in full force and effect. There is no action, suit, proceeding or investigation pending or (to the Borrower's knowledge after due inquiry) threatened which seeks or may result in the reversal, rescission, termination, modification or suspension of any such Governmental Action.

                  3.5. Absence of Conflicts. Neither the execution and delivery of any Loan Document, nor consummation of transactions pursuant hereto or thereto, nor performance of or compliance with the terms and conditions hereof or thereof, does or will

                  (a) violate or conflict with any material Law, or

                  (b) violate or conflict with, or constitute a default under, or result in (or give rise to any right, contingent or other, of any Person to cause) any termination, cancellation, prepayment or acceleration of performance of, or result in the creation or imposition of (or give rise to any obligation, contingent or other, to create or impose) any Lien upon any property of the Borrower or any Subsidiary of the Borrower (except for any Lien in favor of the Agent securing the Loan Obligations) pursuant to, or otherwise result in (or give rise to any right, contingent or other, of any Person to cause) any material change in any right, power, privilege, duty or obligation of the Borrower or any Subsidiary of the Borrower under or in connection with, (i) the articles of incorporation or by-laws (or other constituent documents) of the Borrower or any Subsidiary of the Borrower, or (ii) except as set forth on
Schedule 3.5, any agreement or instrument to which the Borrower or any Subsidiary of the Borrower is a party or by which any of them or any of their respective properties may be subject or bound, except for matters that, individually or in the aggregate, do not, and are not likely to, have an Adverse Effect.

                  3.6. Financial Statements. The Borrower has heretofore furnished to the Agent and each Lender consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of December 31, 1996 and the related consolidated statements of income, cash flows and changes in stockholders' equity for the fiscal year then ended, as audited and reported on by Arthur Andersen & Co., independent certified public accountants for the Borrower, who delivered an unqualified opinion in respect thereof. Such financial statements (including the notes thereto) present fairly the financial position of the Borrower and its consolidated Subsidiaries as of the end of such fiscal year and the results of their operations and their cash flows for the fiscal year then ended, all in conformity with GAAP.

                  (b) The Borrower has heretofore furnished to the Agent and each Lender interim consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of March 31, 1997 and the related consolidated statements of income, cash flows and changes in stockholders' equity for the fiscal quarter ending on such date, certified by a Responsible Officer of the Borrower in the manner contemplated by Section 5.1(b). Such financial statements (including the notes thereto) present fairly the financial condition of the Borrower and its consolidated Subsidiaries as of the end of such fiscal quarter and the results of their operations and their cash flows for the fiscal quarter then ended, all in conformity with GAAP (except to the extent set forth in the notes to said financial statements), subject to normal and recurring year-end audit adjustments, and except that such financial statements do not contain all of the footnote disclosures required by GAAP.

                  3.7. Absence of Undisclosed Liabilities. Neither the Borrower nor any Subsidiary of the Borrower has any liability or obligation of any nature (whether absolute, accrued, contingent or other, whether or not due, including forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments) that would be required by GAAP to be reflected on a consolidated balance sheet of the Borrower and its Subsidiaries (including the notes thereto) or that has, or is likely to have, an Adverse Effect, except
(a) liabilities and obligations disclosed in the financial statements referred to in Section 3.6, (b) liabilities and obligations incurred after March 31, 1997 in the ordinary course of business and consistent with past practices, and
(c) the Revolving Credit Obligations.

                  3.8. Accurate and Complete Disclosure. All material written information heretofore, contemporaneously or hereafter provided by or on behalf of the Borrower or any Subsidiary of the Borrower, to any Lender Party pursuant to or in connection with any Loan Document or any transaction pursuant hereto or thereto, is or will be (as the case may be) true and accurate in all material respects on the date as of which such information is dated (or, if not dated, when received by such Lender Party) and does not or will not (as the case may be) omit to state any material fact necessary to make such information not misleading at such time in light of the circumstances in which it was provided. Except as disclosed to the Agent and each Lender in writing, the Borrower is not aware of any event, change or effect (other than political, social or economic events, changes or effects of general national or global scope) having or likely to have, individually or in the aggregate, an Adverse Effect.

                  3.9. Solvency. On and as of the Closing Date, after giving effect to all Loans and Revolving Credit Obligations and other obligations and liabilities being incurred on such date in connection therewith, and on the date of each subsequent Loan made or other extension of credit hereunder and after giving effect to application of the proceeds thereof in accordance with the terms of the Loan Documents and the Revolving Credit Documents, the Borrower is and will be Solvent.

                  3.10. Margin Regulations. No part of the proceeds of any Loan hereunder will be used for the purpose of buying or carrying any "margin stock," as such term is used in Regulations G and U of the Board of Governors of the Federal Reserve System, as amended from time to time, or to extend credit to others for the purpose of buying or carrying any "margin stock." Neither the Borrower nor any Subsidiary of the Borrower is engaged in the business of extending credit to others for the purpose of buying or carrying "margin stock." Neither the Borrower nor any Subsidiary of the Borrower owns "margin stock" sufficient to cause any Loan Obligations to be deemed "indirectly secured" by "margin stock" within the meaning of such Regulations. Neither the making of any Loan or other extension of credit pursuant to this Agreement nor any use of proceeds of any such Loan or extension of credit will violate or conflict with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, as amended from time to time.

                  3.11. Regulatory Restrictions. Neither the Borrower nor any Subsidiary of the Borrower is (a) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, (c) subject to regulation under the Federal Power Act, the Interstate Commerce Act (except The Midland Terminal Company), or the Investment Company Act of 1940, as amended, or (d) subject to any other Law which purports to restrict or regulate its ability to borrow money or obtain credit as a consequence of the nature of the business conducted by such Person.

                  3.12. Subsidiaries. Schedule 3.12 states the authorized capitalization of each Subsidiary of the Borrower, the number of Shares of Capital Stock of each class issued and outstanding of each such Subsidiary, and the number and percentage of outstanding Shares of Capital Stock of each such class owned by the Borrower and by each Subsidiary of the Borrower. The outstanding Shares of Capital Stock of each Subsidiary of the Borrower have been duly authorized and validly issued and are fully paid and nonassessable. The Borrower owns beneficially and of record and has good title to all of the Shares of Capital Stock it is listed as owning in such Schedule 3.12, free and clear of any Lien. There are no options, warrants, calls, subscriptions, conversion rights, exchange rights, preemptive rights or other rights, agreements or arrangements (contingent or other) which may in any circumstances now or hereafter obligate any Subsidiary of the Borrower to issue any Shares of its Capital Stock or any other securities.

                  3.13. Absence of Material Adverse Changes. No material adverse change has occurred in the business, operations, assets or condition (other than financial) of the Borrower (individually or, together with its Subsidiaries, taken as a whole), since March 31, 1997.

                  3.14. Absence of Adverse Changes. No change has occurred in the financial condition of the Borrower (individually or, together with its Subsidiaries, taken as a whole) since March 31, 1997, which has had, or is likely to have, an Adverse Effect.

                  3.15. Litigation. There is no pending or (to the knowledge of the Borrower after due inquiry) threatened action, suit, proceeding or investigation by or before any Governmental Authority against or affecting the Borrower or any Subsidiary of the Borrower, except for (a) matters set forth on
Schedule 3.15 hereto, (b) matters described in the financial statements referred to in Section 3.6, and (c) matters that, individually or in the aggregate, do not, and are not likely to, have an Adverse Effect.

                  3.16. Absence of Other Conflicts. Neither the Borrower nor any Subsidiary of the Borrower is in violation of or conflict with, or is subject to any contingent liability on account of any violation of or conflict with:

                  (a) any Law,

                  (b) its articles of incorporation or by-laws (or other constituent documents), or

                  (c) any agreement or instrument to which it is party or by which it or any of its properties may be subject or bound,

except for matters that, individually or in the aggregate, do not, and are not be likely to, have an Adverse Effect.

                  3.17. Insurance. The Borrower and each Subsidiary of the Borrower maintains with financially sound and reputable insurers not related to or affiliated with the Borrower insurance with respect to its properties and business and against at least such liabilities, casualties and contingencies and in at least such types and amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated.

                  3.18. Title to Property. The Borrower and each Subsidiary of the Borrower has good and marketable title in fee simple to all real property owned or purported to be owned by it and good title to all other property of whatever nature owned or purported to be owned by it, including all property reflected in the most recent audited balance sheet referred to in Section 3.6 or submitted pursuant to Section 5.1(a), as the case may be

(except as sold or otherwise disposed of in the ordinary course of business after the date of such balance sheet), in each case free and clear of all Liens, other than Permitted Liens.

                  3.19. Intellectual Property. The Borrower and each Subsidiary of the Borrower owns, or is licensed or otherwise has the right to use, all the patents, trademarks, service marks, names (trade, service, fictitious or other), copyrights, technology (including computer programs and software), know-how, processes, data bases and other rights, free from burdensome restrictions, necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others, except for matters that, individually or in the aggregate, do not, and are not likely to, have an Adverse Effect.

                  3.20. Taxes. All federal income tax returns required to be filed by or on behalf of the Borrower or any Subsidiary of the Borrower have been properly prepared, executed and filed. All other tax and information returns required to be filed by or on behalf of the Borrower or any Subsidiary of the Borrower have been properly prepared, executed and filed, except for matters that, individually or in the aggregate, do not, and are not likely to, have an Adverse Effect. All material taxes, assessments, fees and other governmental charges upon the Borrower or any Subsidiary of the Borrower or upon any of their respective properties, incomes, sales or franchises which are due and payable have been paid, other than those not yet delinquent and payable without premium or penalty, and except for those being diligently contested in good faith by appropriate proceedings, and in each case such reserves and provisions for taxes as may be required by GAAP shall have been made on the books of the Borrower and each Subsidiary of the Borrower. The reserves and provisions for taxes on the books of the Borrower and each Subsidiary of the Borrower for all open years and for its current fiscal period are adequate in accordance with GAAP. Neither the Borrower nor any Subsidiary of the Borrower knows of any proposed additional material assessment or basis for any material assessment for additional taxes (whether or not reserved against), other than as set forth on Schedule 3.20 hereto.

                  3.21. Employee Benefits. Each Plan has been maintained, in all material respects, in accordance with its terms and with all provisions of ERISA applicable thereto, no Pension-Related Event has occurred and is continuing with respect to any Plan and neither the Borrower nor any of its Controlled Group Members has incurred any liability to the PBGC, other than the payment of periodic PBGC premiums, except for matters that, individually or in the aggregate, do not, and are not likely to, have an Adverse Effect. Schedule
3.21 identifies each of the Borrower's Controlled Group Members as of the date hereof.

                  3.22. Environmental Matters.

                  (a) The Borrower and each Subsidiary of the Borrower (and, to the knowledge of the Borrower, without investigation, each of the Environmental Affiliates of the Borrower or any of its Subsidiaries) is and has been in compliance with all applicable Environmental Laws, except for matters which, individually or in the aggregate, do not, and are not likely to, have an Adverse Effect. Except as disclosed in the Environmental Report, there is no Environmental Claim pending or to the knowledge of the Borrower threatened, and there are no past or present acts, omissions, events or circumstances (including any dumping, leaching, deposition, removal, abandonment, escape, emission, discharge or release of any Environmental Concern Material at, on or under any facility or property now or previously owned, operated or leased by the Borrower or any Subsidiary of the Borrower or any of their respective Environmental Affiliates) that could form the basis of any Environmental Claim, against the Borrower or any Subsidiary of the Borrower or any of their respective Environmental Affiliates, except for matters which do not, and, individually or in the aggregate, are not likely to, have an Adverse Effect. The reserves and provisions for known Environmental Claims as set forth in the financial statements referred to in Section 3.6 or submitted pursuant to Sections 5.1(a) and 5.1(b) are adequate in accordance with GAAP. Since the date of the Environmental Report, no event, change or effect has occurred with respect to any matter disclosed in the Environmental Report, except for events, changes or effects that, individually or in the aggregate, do not, and are not likely to, have an Adverse Effect.

                  (b) No Lien exists, and no condition exists which could reasonably be expected to result in the filing of a Lien, against any property of the Borrower or any Subsidiary of the Borrower under any Environmental Law. Except as disclosed in the Environmental Report, no facility or property now or previously owned, operated or leased by the Borrower or any Subsidiary of the Borrower or (to the knowledge of the Borrower, without investigation) any of their respective Environmental Affiliates is an Environmental Cleanup Site.

                                   ARTICLE IV

                                   CONDITIONS

                  4.1. Conditions to Loans. The obligation of each Lender to make its Loan on the Closing Date is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan, of the following conditions precedent:

                  (a) Agreement; Notes. The Agent shall have received, with a copy for each Lender, this Agreement, duly executed on behalf of the Borrower, and the Notes conforming to the requirements hereof, duly executed on behalf of the Borrower.

                  (b) Governmental Approvals and Filings. The Agent shall have received, with copies and executed counterparts for each Lender, true and correct copies (in each case certified as to authenticity on such date on behalf of the Borrower) of all items referred to in Schedule 3.4 and such items shall be satisfactory in form and substance to the Agent and shall be in full force and effect.

                  (c) Other Conflicts. The Agent shall have received, with copies and executed counterparts for each Lender, true and correct copies (in each case certified as to authenticity on such date on behalf of the Borrower) of each consent, waiver, amendment or agreement which has been obtained by or on behalf of the Borrower or any Subsidiary of the Borrower in respect of any matter which would, absent such consent, waiver, amendment or agreement, be within the scope of clause (b)(ii) of Section 3.5, and such items shall be satisfactory in form and substance to the Agent and shall be in full force and effect.

                  (d) Corporate Proceedings. The Agent shall have received, with a counterpart for each Lender, certificates by the Secretary or Assistant Secretary of the Borrower dated as of the Closing Date as to (i) true copies of the articles of incorporation and by-laws (or other constituent documents) of the Borrower (which, in the case of articles of incorporation or other constituent documents filed or required to be filed with the Secretary of State or other Governmental Authority in its jurisdiction of incorporation, shall be certified to be true, correct and complete by such Secretary of State or other Governmental Authority not more than 30 days before the Closing Date), (ii) true copies of all corporate action taken by the Borrower relative to this Agreement and the other Loan Documents and (iii) the incumbency and signature of the officers of the Borrower executing this Agreement and the other Loan Documents to which the Borrower is a party, together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary. The Agent shall have received, with a copy for each Lender, certificates from the appropriate Secretaries of State or other applicable Governmental Authorities dated not more than 30 days before the Closing Date showing the good standing of the Borrower in its state of incorporation.

                  (e) Financial Statements. The Agent shall have received, with a counterpart for each Lender, copies of the consolidated financial statements referred to in Section 3.6.

                  (f) Litigation. There shall not be pending or (to the knowledge of the Borrower after due inquiry) threatened any action, suit, proceeding or investigation by or before any Governmental Authority (i) seeking to challenge, prevent or declare illegal any of the transactions contemplated by the Loan Documents or (ii) that is likely to have an Adverse Effect.

                  (g) Legal Opinion of Counsel to the Borrower. The Agent shall have received, with an executed counterpart for each Lender, an opinion addressed to the Agent and each Lender, dated the Closing Date and given upon the express instructions of the Borrower, of counsel to the Borrower, as to such matters as may be reasonably requested by the Agent and in form and substance satisfactory to the Agent.

                  (h) Officers' Certificates. The Agent shall have received, with an executed counterpart for each Lender, certificates from such officers of the Borrower as to such matters as the Agent may reasonably request.

                  (i) Fees, Expenses, etc. All fees and other compensation required to be paid to the Agent or the Lenders pursuant hereto or any of the other Loan Documents or pursuant to the fee letter dated June 11, 1997 from the Agent to the Borrower on or prior to the Closing Date shall have been paid or received.

                  (j) Termination of Existing Credit Agreements. The Borrower shall have terminated all commitments to lend under the Existing Revolving Credit Agreement in accordance with the terms thereof. On the Closing Date, the Borrower shall have paid (or made arrangements satisfactory to the Agent to pay) all amounts (including principal, interest, commitment and agent's fees) that are accrued and unpaid as of the Closing Date under the Existing Revolving Credit Agreement and the Existing Term Loan Agreement.

                  (k) Business Plan. The Borrower shall have furnished to each Bank a copy of its current business plan.

                  (l) Notice. Notice with respect to such Loan shall have been given by the Borrower in accordance with Article II.

                  (m) Representations and Warranties. Each of the representations and warranties made by the Borrower herein and in each other Loan Document shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date, both before and after giving effect to the Loans requested to be made on the Closing Date and the request by the Borrower for Loans on the Closing Date shall constitute a representation and warranty to such effect.

                  (n) No Put Events or Defaults. No Put Event, Default or Event of Default shall have occurred and be continuing on the Closing Date or after giving effect to the Loans requested to be made (including any deemed request) on the Closing Date and the request by the Borrower for Loans on the Closing Date shall constitute a representation and warranty to such effect.

                  (o) No Violations of Law, etc. Neither the making nor use of the Loans shall cause any Lender Party to violate any Law.

                  (p) Additional Matters. All corporate and other proceedings, and all documents, instruments and other matters in connection with the transactions contemplated by this Agreement and the other Loan Documents, shall be satisfactory in form and substance to the Agent in its reasonable discretion. The Agent shall have received, and found to be satisfactory in form and substance, such other documents, instruments and other items as the Agent may reasonably request.

                                   ARTICLE V
                             AFFIRMATIVE COVENANTS

                  The Borrower hereby covenants to each Lender Party as follows:

                  5.1. Basic Reporting Requirements.

                  (a) Annual Audit Reports. As soon as practicable, and in any event within 120 days after the close of each fiscal year of the Borrower, the Borrower shall furnish to the Agent, with a copy for each Lender, audited consolidated statements of income, cash flows and changes in stockholders' equity of the Borrower and its consolidated Subsidiaries for such fiscal year and an unaudited consolidating balance sheet of the Borrower and its consolidated Significant Subsidiaries as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year. Such audited financial statements shall be accompanied by an opinion of Arthur Andersen & Co. or other independent certified public accountants of recognized national standing selected by the Borrower. Such opinion shall be free of any exception, qualification or explanation relating to ability to continue as a going concern, a limited scope of examination or independence. Such opinion shall contain a written statement of such accountants substantially to the effect that (i) such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards and (ii) in the opinion of such accountants such audited financial statements present fairly the financial position of the Borrower and its consolidated Subsidiaries as of the end of such fiscal year and the results of their operations and their cash flows and changes in stockholders' equity for such fiscal year, in conformity with GAAP. Such opinion shall be accompanied by a report of such accountants stating that in the regular course of such audit of the financial statements of the Borrower, such accountants obtained no knowledge of the occurrence of any Put Event, Default or Event of Default, or, if in the opinion of such accountants a Put Event, Default or Event of Default has occurred, stating the nature and period of existence thereof.

                  (b) Quarterly Reports. As soon as practicable, and in any event within 60 days after the close of each of the first three fiscal quarters of each fiscal year of the Borrower, the Borrower shall furnish to the Agent, with a copy for each Lender, unaudited consolidated statements of income for such fiscal quarter, and cash flows and changes in stockholders' equity of the Borrower and its consolidated Subsidiaries for the period from the beginning of such fiscal year to the end of such fiscal quarter and an unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the same periods or as of the same date during the preceding fiscal year (except for the consolidated balance sheet, which shall set forth in comparative form the corresponding balance sheet as of the prior fiscal year end). Such financial statements shall be certified by a Responsible Officer of the Borrower as presenting fairly the consolidated financial position of the Borrower and its consolidated Subsidiaries as of the end of such fiscal quarter and the results of their operations and their cash flows and changes in stockholders' equity for such fiscal period, in conformity with GAAP, subject to normal and recurring year-end audit adjustments.

                  (c) Compliance Certificates. Concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b), the Borrower shall deliver to the Agent, with a copy for each Lender, a certificate in substantially the form set forth as Exhibit C, duly completed and signed by a Responsible Officer of the Borrower.

                  (d) Certain Other Reports and Information. Promptly upon their becoming available to the Borrower, the Borrower shall deliver, or cause to be delivered, to the Agent, with a copy for each Lender, a copy of (i) all regular or special reports, registration statements and amendments to the foregoing which the Borrower or any Subsidiary of the Borrower shall file on its own behalf with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) all reports, proxy statements, financial statements and other information distributed by the Borrower to its security holders or as a press release, and (iii) all management letters from outside accountants to the Borrower or any Subsidiary of the Borrower submitted in connection with any audit of the Borrower or any Subsidiary.

                  (e) Further Information. The Borrower will promptly furnish, or cause to be furnished, to the Agent, with a copy for each Lender, such other information concerning the Borrower or any Subsidiary and in such form as the Agent or any Lender may reasonably request from time to time. The Borrower will also provide upon request, to the extent made available to the public or to any lender to Ugine or Usinor, annual audited and semi-annual unaudited consolidated financial statements of Ugine and its consolidated subsidiaries for each such fiscal period promptly after receipt and in the form received by the Borrower.

                  (f) Notice of Certain Events. Promptly upon any Responsible Officer of the Borrower becoming aware of any of the following, the Borrower shall give the Agent notice thereof, together with a written statement of a Responsible Officer of the Borrower setting forth, to the extent available, the details thereof and any action with respect thereto taken or proposed to be taken by the Borrower:

                  (i) Any Put Event, Default or Event of Default.

                  (ii) Any event or events (other than political, social or economic events, changes or effects of general, national or global scope) which, individually or in the aggregate, have had, or are likely to have, an Adverse Effect.

                  (iii) Any pending or threatened action, suit, proceeding or investigation by or before any Governmental Authority against or affecting the Borrower or any Subsidiary of the Borrower which, individually or in the aggregate, has had, or is likely to have, an Adverse Effect.

                  (iv) Any material violation, breach or default by the Borrower or any Subsidiary of the Borrower of or under any agreement or instrument material to the business, operations or condition (financial or otherwise) of the Borrower (individually or, together with its Subsidiaries, taken as a whole).

                  (v) Any Pension-Related Event. Such notice shall be accompanied by: (A) a copy of any notice, request, return, petition or other document received by the Borrower or any Controlled Group Member from any Person, or which has been or is to be filed with or provided to any Person (including the Internal Revenue Service, PBGC or any Plan participant, beneficiary, alternate payee or employer representative), in connection with such Pension-Related Event, and
         (B) in the case of any Pension-Related Event with respect to a Plan, the most recent Annual Report (5500 Series), with attachments thereto, and the most recent actuarial valuation report, for such Plan, unless such documents shall have been previously provided to the Lenders.

                  (vi) Any Environmental Claim pending or threatened against the Borrower or any Subsidiary of the Borrower or any of their respective Environmental Affiliates, or any past or present acts, omissions, events or circumstances (including any dumping, leaching, deposition, removal, abandonment, escape, emission, discharge or release of any Environmental Concern Material at, on or under any facility or property now or previously owned, operated or leased by the Borrower or any Subsidiary of the Borrower or any of their respective Environmental Affiliates) that could form the basis of such Environmental Claim, which Environmental Claim (a) individually or in the aggregate, has had, or is likely to have, an Adverse Effect, and (b) is not disclosed in the Environmental Report.

                  (g) Visitation and Verification Generally. The Borrower shall permit such Persons as the Agent or any Lender may designate from time to time to visit and inspect any of the properties of the Borrower and any Subsidiary of the Borrower, to examine their respective books and records and (at the expense of the Agent or such Lender, as the case may be) to take copies and extracts therefrom and to discuss the affairs of the Borrower or such Subsidiary, as the case may be, with their respective officers, directors (with prior notice to a Responsible Officer of the Borrower) and independent accountants (with the prior consent of the Borrower, which consent may not be unreasonably delayed or withheld), at such times and as often as the Agent or any Lender may reasonably request. The Borrower hereby authorizes such officers, directors and independent accountants to discuss with the Agent or any Lender the affairs of the Borrower and its Subsidiaries. The Agent and the Lenders shall have the right, at their expense, to examine and verify accounts, inventory and other properties and liabilities of the Borrower and its Subsidiaries from time to time, and the Borrower shall cooperate, and shall cause each of its Subsidiaries to cooperate, with the Agent and the Lenders in such verification. Each Lender agrees that confidential information obtained pursuant to this Section 5.1(g) will be treated in accordance with Section 9.14(f).

                  (h) Changes in Corporate Structure. Promptly after any change in the matters set forth in Section 3.12, the Borrower shall deliver to the Agent notice of such change, together with an amended and restated Schedule
3.12 which reflects such change.

                  (i) Change in Long-Term Debt Rating. In the event the Pricing Level is being determined by Pricing Level Test B, and any Responsible Officer of the Borrower becomes aware of any change in the Borrower's Long-Term Debt Rating, the Borrower shall promptly deliver to the Agent notice of such change.

                  5.2. Insurance. The Borrower shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business and against such liabilities, casualties and contingencies and of such types and in such amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated.

                  5.3. Payment of Taxes and Other Potential Charges and Priority Claims. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge, or cause to be paid and discharged,

                  (a) on or prior to the date on which material penalties attach thereto, all taxes, assessments and other governmental charges imposed upon it, or any of them, or any of its, or any of their, properties;

                  (b) on or prior to the date when due, all material lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien (other than a Permitted Lien) upon any such property; and

                  (c) on or prior to the date when due, all other material lawful claims which, if unpaid, might result in the creation of a Lien upon any such property or which, if unpaid, might give rise to a claim entitled to priority over general creditors of the Borrower or such Subsidiary in any bankruptcy, insolvency, receivership or similar proceeding;

provided, that, unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, the Borrower or such Subsidiary need not pay or discharge, or cause the payment or discharge, of any such tax, assessment, charge or claim above so long as (x) the validity thereof is contested in good faith and by appropriate proceedings diligently conducted, and (y) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

                  5.4. Preservation of Corporate Status. The Borrower shall, and shall cause each of its Subsidiaries to, maintain its status as a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and to be duly qualified to do business as a foreign corporation and in good standing in all jurisdictions in which the ownership of its properties or the nature of its business or both make such qualification necessary or advisable, except for matters that, individually or in the aggregate, do not have a Material Adverse Effect, and except for Permitted Mergers.

                  5.5. Governmental Approvals and Filings. The Borrower shall, and shall cause each of its Subsidiaries to, keep and maintain in full force and effect all Governmental Actions necessary or advisable in connection with execution and delivery of any Loan Document, consummation of any transactions pursuant hereto or thereto, performance of or compliance with the terms and conditions hereof or thereof, or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof.

                  5.6. Maintenance of Properties. The Borrower shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except where failure to do so does not have a Material Adverse Effect.

                  5.7. Avoidance of Other Conflicts. The Borrower shall not, and shall not permit any of its Subsidiaries to, violate or conflict with, be in violation of or conflict with, or be or remain subject to any liability (contingent or other) on account of any violation or conflict with

                  (a) any Law,

                  (b) its certificate or articles of incorporation or by-laws (or other constituent documents), or

                  (c) any agreement or instrument to which it or any of its Subsidiaries is a party or by which any of them or any of their respective properties may be subject or bound,

except for matters that, individually or in the aggregate, do not have a Material Adverse Effect.

                  5.8. Financial Accounting Practices. The Borrower shall, and shall cause each of its Subsidiaries to, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets, and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  5.9. Use of Proceeds. The Borrower shall apply, and permit to be applied, the proceeds of Loans only for the repayment in full of the principal amount of the Existing Term Loan Indebtedness. The Borrower shall not use the proceeds of any Loans directly or indirectly for any unlawful purpose, in any manner inconsistent with Section 3.10, or inconsistent with any other provision of this Agreement or any other Loan Document.

                  5.10. Continuation of or Change in Business. The Borrower shall, and shall cause each of its Significant Subsidiaries to, engage in the businesses they are presently engaged in and the Borrower shall not, and shall not permit any of its Significant Subsidiaries to, engage in any other business except related lines of business.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

                  The Borrower hereby covenants to each Lender Party as follows:

                  6.1. Liens. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, at any time create, incur, assume or permit to exist any Lien on any of its property (now owned or hereafter acquired), or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except for the following (referred to herein as "Permitted Liens"):

                  (a) Liens in favor of the Agent for the benefit of the Lender Parties to secure the Loan Obligations and Liens in favor of the Revolving Credit Agent for the benefit of the Revolving Credit Lender Parties to secure the Revolving Credit Obligations;

                  (b) Liens arising from taxes, assessments, charges or claims described in Section 5.3(a), to the extent permitted to remain unpaid under
Section 5.3;

                  (c) Liens arising from claims described in Section 5.3(b) which (i) are permitted to remain unpaid under Section 5.3, (ii) arise as a matter of law and are not material in amount, or (iii) secure claims against general contractors, which claims are not material in amount and represent claims for services performed or materials provided by subcontractors, suppliers or employees of such general contractors in connection with the services performed for the Borrower or one of its Subsidiaries by such general contractors; provided, that Liens described in clauses (ii) and (iii) may be material in amount so long as (x) the validity thereof is contested in good faith and by appropriate proceedings diligently conducted, and (y) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

                  (d) Deposits or pledges of cash or securities in the ordinary course of business to secure (i) worker's compensation, unemployment insurance or other social security obligations, (ii) performance of bids, tenders, trade contracts (other than for payment of money) or leases, (iii) stay, surety or appeal bonds, or (iv) other obligations of a like nature incurred in the ordinary course of business;

                  (e) Liens by the Borrower or a Subsidiary of the Borrower on property securing all or part of the purchase price thereof and Liens (whether or not assumed) existing on property at the time of purchase thereof by the Borrower or a Subsidiary of the Borrower, provided that:

                  (i) such Lien is created before or substantially simultaneously with the purchase of such property in the ordinary course of business by the Borrower or such Subsidiary (or is a Lien securing successor obligations incurred to extend or refinance predecessor obligations allowed under this Section 6.1(e), provided that in each case the successor obligation is not greater than (and is not otherwise on terms, other than rate of interest, less advantageous, in the aggregate, than) the predecessor obligation, and the Lien securing the successor obligation does not extend to any property other than that subject to the Lien securing the predecessor obligation),

                  (ii) such Lien is confined solely to the property so purchased, improvements thereto and proceeds thereof, and

                  (iii) the aggregate amount secured by all such Liens on any particular property at the time purchased by the Borrower or such Subsidiary, as the case may be, shall not exceed the purchase price of such property ("purchase price" for this purpose including the amount secured by each such Lien thereon whether or not assumed);

                  (f) Liens by an operating Subsidiary of the Borrower existing on property of such Subsidiary at the time such Subsidiary is acquired by the Borrower (and Liens securing successor obligations incurred to refinance predecessor obligations allowed under this subsection (f), provided that in each case the successor obligation is not greater than (and is not otherwise on terms, other than rate of interest, less advantageous, in the aggregate, than) the predecessor obligation immediately before such refinancing, and the Lien securing the successor obligation does not extend to any property other than that subject to the Lien securing the predecessor obligation immediately before such refinancing), provided, that the aggregate amount secured by all such Liens on the property of such Subsidiary at the time such Subsidiary is acquired by the Borrower shall not exceed 66-2/3% of the total book value of such Subsidiary;

                  (g) Rights arising or reserved to the lessor under any Capitalized Lease Obligations of the Borrower incurred in the ordinary course of business from time to time, provided that the aggregate amount of such Capitalized Lease Obligations secured by such rights shall not exceed $30,000,000 at any time;

                  (h) Zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title thereto and other minor Liens that do not secure the payment of money or the performance of an obligation and that do not in the aggregate materially detract from the value of a property or asset to, or materially impair its use in the business of, the Borrower or such Subsidiary;

                  (i) Liens on assets (other than current assets) securing loans from or sponsored by state-related agencies not exceeding $15,000,000 in the aggregate;

                  (j) Liens existing on the Closing Date and listed on Schedule
6.1 (and Liens securing successor obligations incurred to refinance predecessor obligations allowed under this subsection (j), provided that in each case the successor obligation is not greater than (and is not otherwise on terms, other than rate of interest, materially less advantageous, in the aggregate, than) the predecessor obligation immediately before such refinancing, and the Lien securing the successor obligation does not extend to any property other than that subject to the Lien securing the predecessor obligation immediately before such refinancing); and

                  (k) any agreement of the Borrower to secure the Borrower's obligations to provide health care and life insurance benefits to current and future hourly or salaried retirees in accordance with the provisions of Exhibit B to the "USWA VEBA Term Sheet" dated June 6, 1995, any renewals of any such agreements which do not result in any change to such provisions other than an increase in the amount of the Borrower's VEBA payment obligations, and any Liens granted pursuant to such agreements.

Notwithstanding the foregoing, "Permitted Lien" in respect of the Borrower or any Subsidiary of the Borrower shall in no event include any Lien imposed by, or required to be granted pursuant to, ERISA, the Code or any Environmental Law, unless (x) such Lien is being contested by the Borrower in good faith and by appropriate proceedings, (y) adequate reserves have been established therefor in accordance with generally accepted accounting principles and (z) the claim or liability giving rise to such Lien and the imposition of such Lien do not, individually or in the aggregate, have a Material Adverse Effect.

                  6.2. Indebtedness. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, at any time create, incur, assume or permit to exist any of the following:

                  (a) Short-Term Bank Debt exceeding at any time the sum of $40,000,000 plus the aggregate Revolving Credit Committed Amount at such time, minus the aggregate principal amount of the Loans (as defined in the Revolving Credit Agreement) outstanding at such time, provided, that the aggregate principal amount of Short-Term Bank Debt to lenders other than the Lenders shall not exceed $40,000,000 at any time;

                  (b) Indebtedness of Subsidiaries of the Borrower exceeding in the aggregate $10,000,000 at any time; except that an operating Subsidiary of the Borrower may have Indebtedness, subject to subsection (c) of this Section 6.2, existing at the time such Subsidiary is acquired by the Borrower (and refinancings thereof, provided that in each case the successor Indebtedness is an obligation of the same Person subject to the predecessor Indebtedness and is not greater than (and is not otherwise on terms, other than rate of interest, materially less advantageous, in the aggregate, than) the predecessor Indebtedness immediately before such refinancing), provided, that the aggregate amount of such Indebtedness at the time such Subsidiary is acquired by the Borrower shall not exceed 66-2/3% of the total book value of such Subsidiary; or

                  (c) Indebtedness of the Borrower or any of its Subsidiaries if at the time such Indebtedness is incurred ("incurrence" for this purpose meaning, in the case of Indebtedness of a Person that becomes a Subsidiary by merger, consolidation or other acquisition, the date on which such Person becomes a Subsidiary), (i) any Put Event, Default or Event of Default shall have occurred and be continuing or shall exist, or (ii) after giving effect to the incurrence of such Indebtedness, any Put Event, Default or Event of Default shall occur or exist.

                  6.3. Guaranties. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, be or become subject to or bound by any Guaranty Equivalent, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, if at the time such Guaranty Equivalent is incurred ("incurrence" for this purpose meaning, in the case of a Guaranty Equivalent of a Person that becomes a Subsidiary by merger, consolidation or other acquisition, the date on which such Person becomes a Subsidiary), (i) any Put Event, Default or Event of Default shall have occurred and be continuing or shall exist, or (ii) after giving effect to the incurrence of such Guaranty Equivalent, any Put Event, Default or Event of Default shall occur or exist.

                  6.4. Advances and Investments. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, at any time make or permit to exist or remain outstanding any Advance to, or purchase, acquire or own (beneficially or of record) any Shares of Capital Stock, stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other debt or equity interest in, or make any capital contribution to or other investment in, any other Person, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) Receivables owing to the Borrower or any Subsidiary of the Borrower arising from performance of services and sales of goods under usual and customary terms in the ordinary course of business;

                  (b) Advances extended by the Borrower or any Subsidiary to contractors or suppliers (excluding contractors or suppliers that are Affiliates of the Borrower) under usual and customary terms in the ordinary course of business;

                  (c) Advances to officers and employees of the Borrower and its Subsidiaries to meet expenses incurred by such officers and employees in the ordinary course of business;

                  (d) Advances by the Borrower to a Wholly-Owned Subsidiary of the Borrower or by a Wholly-Owned Subsidiary of the Borrower to the Borrower or another Wholly-Owned Subsidiary of the Borrower;

                  (e) Ownership by the Borrower or a Subsidiary of the Borrower of the number of Shares of Capital Stock owned on the Closing Date, as constituted on the Closing Date, of (i) Specialty Tube, and (ii) a Subsidiary owned on the date hereof and listed on Schedule 3.12; acquisition by the Borrower or a Wholly-Owned Subsidiary of the Borrower of Shares of Capital Stock of a corporation which immediately after such acquisition will be a Wholly-Owned Subsidiary of the Borrower; and capital contributions and Advances by the Borrower or a Subsidiary of the Borrower to a Wholly-Owned Subsidiary of the Borrower which is a Wholly-Owned Subsidiary of the Person making such capital contribution or Advance;

                  (f) Cash Equivalent Investments;

                  (g) Advances to or investments in entities (other than Ugine or Usinor) which are primarily engaged in the same business as, or a business related to, the business in which the Borrower is engaged; and

                  (h) Advances to Ugine or Usinor not exceeding in the aggregate $20,000,000 outstanding at any time, having a maturity of 90 days or less and made in good faith and on terms no less favorable to the Borrower than those that could have been obtained in a comparable transaction on an arm's-length basis from an unrelated Person, provided, that no such Advances shall be made at any time when there is any Loan or any Portion of any Loan outstanding to which the Base Rate Option applies, and provided further, that the number of days on which any such Advances are outstanding shall not exceed 120 in any calendar year.

                  6.5. Dividends and Related Distributions. The Borrower shall not, and shall not permit any Subsidiary to, declare or make any Stock Payment, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except as follows:

                  (a) The Borrower may from time to time declare or pay cash Stock Payments with respect to its capital stock, subject to the following conditions:

                  (i) No Put Event, Default or Event of Default shall exist on the date of declaration or payment of such Stock

         Payment, or immediately thereafter and after giving effect to such proposed declaration or payment,

                  (ii) No Put Event described in subsection (a) or (b) of
         Section 7.1 would have existed as of the last day of the fiscal quarter ending most recently before such Stock Payment, after giving effect on a pro forma basis to such event (together with any other event occurring after such last day as to which this Agreement requires pro forma recalculation of any financial test described in such subsections, including any other Stock Payment described in this
         Section 6.5(a) occurring after such last day) as if such events had occurred as of such last day, and

                  (iii) The Agent shall receive, with a copy for each Lender, not later than the Business Day after the date such Stock Payment is declared, notice from the Borrower, dated such declaration date, describing in reasonable detail such Stock Payment;

                  (b) A Subsidiary of the Borrower may declare and pay dividends or other distributions with respect to its Shares of Capital Stock if
(i) all of the capital stock of such Subsidiary is owned by the Borrower or a direct or indirect Wholly-Owned Subsidiary of the Borrower or (ii) such Subsidiary has only one class of capital stock outstanding and such dividend or other distribution is made on a pro rata basis, consistent with the ownership interests in such Shares of Capital Stock, to the owners of such shares; and

                  (c) The Borrower and any Subsidiary of the Borrower may make Stock Payments if such Stock Payment is paid solely in Shares of Capital Stock (or warrants, options or rights therefor) of the Borrower or such Subsidiary, as the case may be, provided, that in the case of a Subsidiary, such dividend or other distribution is made on a pro rata basis, consistent with the ownership interests in such Shares of Capital Stock, to the owners of such shares.

The Borrower shall not, and shall not permit any Significant Subsidiary to, declare any dividend payable later than 90 days after declaration.

                  6.6. Sale-Leasebacks. The Borrower shall not, and shall not permit any Subsidiary to, at any time enter into or permit to remain in effect any transaction to which the Borrower or such Subsidiary is a party involving the sale, transfer or other disposition by the Borrower or any Subsidiary of any property (now owned or hereafter acquired), with a view directly or indirectly to the leasing back of any part of the same property or any other property used for the same or a similar purpose or purposes, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing.

                  6.7. Mergers, etc. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, (i) merge with or into or consolidate with any other Person, or (ii) liquidate, Wind-up, dissolve or divide, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except for the following (referred to herein as "Permitted Mergers"):

                  (a) The Borrower may merge with any other Person, if the surviving corporation shall be the Borrower, provided that no Put Event, Default or Event of Default shall occur and be continuing or shall exist at such time or after giving effect to such transaction; and

                  (b) A Subsidiary of the Borrower may merge with or into or consolidate with any other Person, if the surviving corporation shall be the Borrower or a Subsidiary of the Borrower, provided that no Put Event, Default or Event of Default shall occur and be continuing or shall exist at such time or after giving effect to such transaction.

                  6.8. Dispositions of Properties. The Borrower shall not, and shall not permit any Subsidiary to, sell, convey, assign, lease, transfer, abandon or otherwise dispose of, voluntarily or involuntarily, directly or indirectly, any of its properties, now existing or hereafter acquired, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) Sales of inventory in the ordinary course of business;

                  (b) Disposition of equipment and other operating assets which are obsolete or no longer useful in the business of the Borrower or such Subsidiary, as the case may be;

                  (c) Discount of trade drafts in the ordinary course of business; and

                  (d) Other sales, conveyances, assignments, leases, or other transfers or dispositions of properties by the Borrower, provided that the aggregate book value of the properties involved in such transactions in any calendar year shall not exceed 10% of the Borrower's Consolidated Total Assets as of the end of the immediately preceding calendar year.

By way of partial illustration, and without limitation, it is understood that the following are dispositions of property subject to this Section 6.8: any disposition of accounts, chattel paper or general intangibles, with or without recourse; any disposition of any leasehold interest; and any disposition of any Shares of Capital Stock in or Indebtedness of any Subsidiary.

                  6.9. Dealings with Affiliates. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, enter into or carry out any transaction with (including purchase or lease property or services from, sell or lease property or services to, loan or advance to, or enter into, permit to remain in existence or amend any contract, agreement or arrangement with) any Affiliate of the Borrower (other than officers of the Borrower), directly or indirectly, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) Existence and performance of contracts, agreements and arrangements in existence as of the date hereof and set forth in Schedule 6.9;

                  (b) Transactions entered into in good faith in the ordinary course of business and consistent with past practices between a Subsidiary of the Borrower and either the Borrower or another Subsidiary of the Borrower;

                  (c) Transactions between the Borrower and Ugine or Usinor or any Affiliate of the Borrower (other than officers of the Borrower), Ugine or Usinor, if (i) the transaction does not constitute a Material Transaction, (ii) the transaction is entered into in good faith and on terms no less favorable to the Borrower than those that could have been obtained in a comparable transaction on an arm's-length basis from an unrelated Person or (iii) the transaction is approved by the directors of the Borrower (including a majority of the Independent Directors); and

                  (d) Transactions with any director of the Borrower or of any of its Subsidiaries entered into in good faith in the ordinary course of business and consistent with past practices or approved by the board of directors of the Borrower (including (i) a majority of the directors having no direct or indirect interest in such transaction and (ii) for transactions not involving an Independent Director, a majority of the Independent Directors).

                  6.10. Limitation on Other Restrictions on Amendment of the Loan Documents, etc. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, enter into, become or remain subject to any agreement or instrument to which the Borrower or such Subsidiary is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound that would explicitly prohibit or require the consent of any Person to any amendment, modification or supplement to any of the Loan Documents, except for the Loan Documents.

                                  ARTICLE VII
                            PUT EVENTS AND DEFAULTS

                  7.1. Put Events. A "Put Event" shall mean the occurrence or existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by Law):

                  (a) Consolidated Leverage Ratio. As of the last day of each fiscal quarter the Consolidated Leverage Ratio shall be greater than .55 to one.

                  (b) Adjusted Consolidated Tangible Net Worth. As of the last day of each fiscal quarter ending during any period specified below, Adjusted Consolidated Tangible Net Worth shall be less than the amount set forth opposite such period:

                                                                               Adjusted
                                                                               Consolidated
From and Including                      To and including                       Tangible Net Worth
------------------                      ----------------                       ------------------
01/01/97                                12/31/97                               $ 90,000,000
01/01/98                                12/31/98                               $100,000,000
01/01/99                                12/31/99                               $115,000,000
01/01/00                                12/31/00                               $130,000,000
01/01/01                                12/31/01                               $145,000,000
01/01/02 and thereafter                                                        $160,000,000

                  (c) A Change in Control shall have occurred.

                  (d) Any Cross-Put Event shall occur with respect to any Cross-Default Obligation. As used herein, "Cross-Put Event" with respect to a Cross-Default Obligation shall mean the occurrence of any default, event or condition which causes or which would permit any Person or Persons to cause all or any part of such Cross-Default Obligation to become due (by put, acceleration, mandatory prepayment or repurchase, or otherwise) before its otherwise stated maturity.

                  7.2. Consequences of a Put Event.

                  (a) Put Exercise. If a Put Event shall occur, then at any time thereafter, upon written notice (a "Put Exercise Notice") to the Borrower by any Lender (a copy of which shall be contemporaneously provided by such Lender to the Agent for prompt transmittal to the other Lenders), such Lender's Commitment shall immediately terminate and such Lender shall be under no further obligation to make Loans, and the unpaid principal amount of such

Lender's Loans, interest accrued thereon and all other Loan Obligations to such Lender shall become due and payable (i) with respect to a Put Event described in subsections (a) or (b) of Section 7.1, 15 days after the date of such Put Exercise Notice, and (ii) with respect to a Put Event described in subsections
(c) or (d) of Section 7.1, five Business Days after the date of such Put Exercise Notice, subject, in both cases, to extension under subsection (b) of this Section 7.2.

                  (b) Extension of Time for Payment. In the event a Put Exercise Notice is delivered by any Lender (an "Initial Put Exercise Notice"), and one or more other Lenders delivers a Put Exercise Notice during the period of three Business Days immediately following the Initial Put Exercise Notice (the "Joinder Period"), then the times specified in clauses (i) and (ii) of subsection (a) of this Section 7.2 shall be extended by three days and three Business Days, respectively, and all payments by the Borrower to Lenders delivering Put Exercise Notices prior to the end of the Joinder Period shall be made contemporaneously and Pro Rata as to such Lenders, provided, that no Put Exercise Notice which is given during a Joinder Period shall be an Initial Put Exercise Notice, nor shall its delivery give rise to a separate Joinder Period.

                  7.3. Events of Default. An "Event of Default" shall mean the occurrence or existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by Law):

                  (a) The Borrower shall fail to pay when due principal of any Loan and such failure shall have continued for a period of three Business Days after notice thereof by any Lender to the Borrower.

                  (b) The Borrower shall fail to pay when due interest on any Loan, any fees, indemnity or expenses, or any other amount due hereunder or under any other Loan Document, and such failure shall have continued for a period of five Business Days after notice thereof by any Lender to the Borrower.

                  (c) Any representation or warranty made or deemed made by the Borrower in or pursuant to or in connection with any Loan Document or any transaction contemplated hereby or thereby, or any statement made by the Borrower or any Subsidiary of the Borrower in any financial statement, certificate, report, exhibit or document furnished by the Borrower or any Subsidiary of the Borrower to any Lender Party pursuant to or in connection with any Loan Document or any transaction contemplated hereby or thereby, shall prove to have been false or misleading in any material respect as of the time when made or deemed made.

                  (d) The Borrower shall default in the performance or observance of any covenant contained in Article VI or any of the covenants contained in Sections 5.1(f)(i), 5.9 or 5.10.

                  (e) The Borrower shall default in the performance or observance of any other covenant, agreement or duty under this Agreement or any other Loan Document (except where such default is a Put Event under Section 7.1) and (i) in the case of a default under Section 5.1 (other than as referred to in subsections (a), (b), (c) and (f)(i) of Section 5.1) such default shall have continued for a period of ten days, (ii) in the case of a default under subsections (a), (b) or (c) of Section 5.1 such default shall have continued for a period of ten days after the Agent or any Lender provides notice to the Borrower of such default, or (iii) in the case of any other default such default shall have continued for a period of 30 days after the earlier to occur of (y) any Responsible Officer of the Borrower becoming aware of such default, and (z) the Agent or any Lender providing notice to the Borrower of such default.

                  (f) Any Cross-Default Event shall occur with respect to any Cross-Default Obligation. As used herein, "Cross-Default Event" with respect to a Cross-Default Obligation shall mean the occurrence of any default which causes all or any part of such Cross-Default Obligation to become due and payable before its otherwise stated maturity, or failure to pay all or any part of such Cross-Default Obligation when due and payable, provided, that such default (a) has not been cured within the applicable cure period, if any, and
(b) in the good faith judgment of the Required Lenders such default is not being contested by the Borrower in good faith and by appropriate proceedings.

                  (g) One or more writs or warrants of attachment, garnishment, execution, distraint or similar process exceeding in value the aggregate amount of $3,000,000 shall have been issued against the Borrower or any Subsidiary or any of their respective properties and shall have remained undischarged and unstayed for a period of 30 consecutive days.

                  (h) One or more judgments for the payment of money shall have been entered against the Borrower or any Subsidiary of the Borrower, which judgment or judgments, in the aggregate, exceed by $3,000,000 or more the aggregate amount of insurance proceeds then in the possession of the Borrower and available to pay such judgments, and such judgment or judgments shall have remained undischarged and unstayed (by appeal or otherwise) for a period of 30 consecutive days.

                  (i) Any Governmental Action now or hereafter made by or with any Governmental Authority in connection with any Loan Document is not obtained or shall have ceased to be in full force and effect or shall have been modified or amended or shall have been held to be illegal or invalid, and such event or condition has a Material Adverse Effect.

                  (j) Any Loan Document or term or provision thereof shall cease to be in full force and effect (except in accordance with the express terms of such Loan Document), or the Borrower shall, or shall purport to, terminate (except in accordance with the terms of such Loan Document), repudiate, declare voidable or void or otherwise contest the validity of, any Loan Document or term or provision thereof or any obligation or liability of the Borrower.

                  (k) Any one or more Pension-Related Events referred to in subsection (a)(ii), (b) or (e) of the definition of "Pension-Related Event" shall have occurred and the Lenders shall determine in good faith that the liabilities of the Borrower or its Subsidiaries associated with such Pension-Related Events are reasonably likely to exceed $5,000,000; or any one or more other Pension-Related Events shall have occurred which has a Material Adverse Effect.

                  (l) A proceeding shall have been instituted in respect of Usinor or Ugine

                  (i) seeking to have an order for relief entered in respect of such Person, or seeking a declaration or entailing a finding that such Person is insolvent or a similar declaration or finding, or seeking dissolution, Winding-up, administration, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to such Person, its assets or its debts under any Law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar Law now or hereafter in effect, or

                  (ii) seeking appointment of a receiver, administrative receiver, trustee, liquidator, assignee, sequestrator or other custodian for such Person or for all or any substantial part of its property, and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of 60 consecutive days, and has a Material Adverse Effect.

                  (m) A proceeding shall have been instituted in respect of the Borrower or any Significant Subsidiary of the Borrower

                  (i) seeking to have an order for relief entered in respect of such Person, or seeking a declaration or entailing a finding that such Person is insolvent or a similar declaration or finding, or seeking dissolution, Winding-up, administration, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to such Person, its assets or its debts under any Law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar Law now or hereafter in effect, or

                  (ii) seeking appointment of a receiver, administrative receiver, trustee, liquidator, assignee, sequestrator or other custodian for such Person or for all or any substantial part of its property, and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of 30 consecutive days.

                  (n) The Borrower shall not be Solvent; or the Borrower or any Significant Subsidiary (i) shall generally fail to pay, become unable to pay, or state that it is or will be unable to pay, its debts as they become due,
(ii) shall voluntarily suspend transaction of its business, (iii) shall make a general assignment for the benefit of creditors, (iv) shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in
Section 7.3(m)(i), or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such order for relief, declaration, finding or relief described therein, (v) shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 7.3(m)(ii), or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such appointment or to the taking of possession by any such custodian of all or any substantial part of its or his property,
(vi) shall dissolve, Wind-up, go into administration or revoke or forfeit its articles of incorporation (or other constituent documents), or (vii) shall take any action in furtherance of any of the foregoing.

                  7.4. Consequences of an Event of Default.

                  (a) If an Event of Default specified in subsections (a) through (l) of Section 7.3 shall occur or exist, or if an Event of Default specified in subsections (m) or (n) of Section 7.3 shall occur or exist with respect to a Person other than the Borrower, then, in addition to all other rights and remedies which any Lender Party may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Lenders shall be under no further obligation to make Loans, and the Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, from time to time do any or all of the following:

                  (i) Declare the Commitments terminated, whereupon the Commitments will terminate and any fees hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                  (ii) Declare the unpaid principal amount of the Loans, interest accrued thereon and all other Loan Obligations to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                  (b) If an Event of Default specified in subsection (m) or (n) of Section 7.3 shall occur or exist with respect to the Borrower, then, in addition to all other rights and remedies which the Agent or any Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Commitments shall automatically terminate and the Lenders shall be under no further obligation to make Loans, and the unpaid principal amount of the Loans, interest accrued thereon and all other Loan Obligations shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                  7.5. Application of Proceeds. After the occurrence of an Event of Default and acceleration of the Loans, all payments received by any Lender Party on account of Loan Obligations shall be applied by the Agent to payment of the Loan Obligations in the following order:

                  First, to payment of that portion of the Loan Obligations constituting fees, indemnities and other amounts due to the Agent in its capacity as such;

                  Second, to payment of that portion of the Loan Obligations constituting accrued and unpaid interest on Loans and accrued and unpaid Facility Fees ratably among the Lenders in proportion to the respective amounts described in this clause "Second" due to them;

                  Third, to payment of that portion of the Loan Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause "Third" due to them;

                  Fourth, to payment of all other Loan Obligations, ratably among the Lender Parties in proportion to the respective amounts described in this clause "Fourth" due to them; and

                  Finally, the balance, if any, after all of the Loan Obligations have been indefeasibly paid in full in cash and all Commitments have terminated, to the Borrower or as otherwise required by law.

                                  ARTICLE VIII
                                   THE AGENT

                  8.1 Appointment. Each Lender Party hereby irrevocably (subject to the provisions of Section 8.10) appoints Mellon to act as Agent for the Lender Parties under this Agreement and the other Loan Documents. Each Lender Party hereby irrevocably authorizes the Agent to take such action on behalf of the Lender Parties under the provisions of this Agreement and the other Loan Documents, and to exercise such powers and to perform such duties, as are expressly delegated to or required of the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. Mellon hereby agrees to act as Agent on behalf of the Lender Parties on the terms and conditions set forth in this Agreement and the other Loan Documents, subject to its right to resign as provided herein. Each Lender Party hereby irrevocably authorizes the Agent to execute and deliver each of the Loan Documents and to accept delivery of such of the other Loan Documents as may not require execution by the Agent. Each Lender Party hereby agrees that the rights and remedies granted to the Agent under the Loan Documents shall be exercised exclusively by the Agent, and that no Lender Party shall have any right individually to exercise any such right or remedy, except to the extent, if any, expressly provided herein or therein.

                  8.2. General Nature of Agent's Duties.

                  (a) The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and no implied duties or responsibilities on the part of the Agent shall be read into this Agreement or any Loan Document or shall otherwise exist.

                  (b) The duties and responsibilities of the Agent under this Agreement and the other Loan Documents shall be mechanical and administrative in nature, and the Agent shall not have a fiduciary relationship in respect of any Lender Party.

                  (c) The Agent is and shall be solely the agent of the Lender Parties. The Agent does not assume, and shall not at any time be deemed to have, any relationship of agency or trust with or for, or any other duty or responsibility to, the Borrower or any Person other than the Lender Parties. The provisions of this Article VIII are for the benefit of the Lender Parties (and the other Persons named in Section 8.7), and the Borrower shall not have any rights under any of the provisions of this Article VIII.

                  (d) The Agent shall be under no obligation to take any action hereunder or under any other Loan Document if the Agent believes in good faith that taking such action may conflict with any Law or any provision of this Agreement or any other Loan Document, or may require the Agent to qualify to do business in any jurisdiction where it is not then so qualified.

                  8.3. Exercise of Powers. Subject to the other provisions of this Agreement and the other Loan Documents, the Agent shall take any action of the type specified in this Agreement or any other Loan Document as being within the Agent's rights, powers or discretion in accordance with directions from the Required Lenders (or, to the extent this Agreement or such Loan Document expressly requires the direction or consent of some other Person or set of Persons, then instead in accordance with the directions of such other Person or set of Persons). In the absence of such directions, the Agent shall have the authority (but under no circumstances shall be obligated), in its sole discretion, to take any such action, except to the extent this Agreement or such Loan Document expressly requires the direction or consent of the Required Lenders (or some other Person or set of Persons), in which case the Agent shall not take such action absent such direction or consent. Any action or inaction pursuant to such direction, discretion or consent shall be binding on all the Lender Parties. The Agent shall not have any liability to any Person as a result of (a) the Agent acting or refraining from acting in accordance with the directions of the Required Lenders (or other applicable Person or set of Persons), (b) the Agent refraining from acting in the absence of instructions to act from the Required Lenders (or other applicable Person or set of Persons), whether or not the Agent has discretionary power to take such action, or (c) the Agent taking discretionary action it is authorized to take under this Section (subject, in the case of this clause (c), to the provisions of Section 8.4(a)).

                    8.4. General Exculpatory Provisions.

                  (a) The Agent shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Loan Document, unless caused by its own gross negligence or willful misconduct.

                  (b) The Agent shall not be responsible for (i) the execution and delivery (except the Agent's own execution and delivery), effectiveness, enforceability, genuineness, validity or adequacy of this Agreement or any other Loan Document, (ii) any recital, representation, warranty, document, certificate, report or statement made or given by any other Person in, provided for in, or received under or in connection with, this Agreement or any other Loan Document, (iii) any failure of the Borrower or any Lender to perform any of their respective obligations under this Agreement or any other Loan Document, (iv) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any Lien or other direct or indirect security afforded or purported to be afforded by any of the Loan Documents or otherwise from time to time, or (v) caring for, protecting, insuring, or paying any taxes, charges or assessments with respect to any Collateral.

                  (c) Except as expressly required by the terms hereof, the Agent shall not be under any obligation to ascertain, inquire or give any notice relating to (i) the performance or observance of any of the terms or conditions of this Agreement or any other Loan Document on the part of the Borrower, (ii) the business, operations or condition (financial or otherwise) of the Borrower or any other Person, or (iii) except to the extent set forth in
Section 8.5(f), the existence of any Put Event, Default or Event of Default.

                  (d) The Agent shall not be under any obligation, either initially or on a continuing basis, to provide any Lender Party with any notices, reports or information of any nature, whether in its possession presently or hereafter, except for such notices, reports and other information expressly required by this Agreement or any other Loan Document to be furnished by the Agent to such Lender Party.

                     8.5. Administration by the Agent.

                  (a) The Agent may rely upon any notice or other communication of any nature (written or oral, including telephone conversations, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any Loan Document) purportedly made by or on behalf of the proper party or parties, and the Agent shall not have any duty to verify the identity or authority of any Person giving such notice or other communication.

                  (b) The Agent may consult with legal counsel (including in-house counsel for the Agent or in-house or other counsel for the Borrower), independent public accountants and any other experts selected by it from time to time, and the Agent shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

                  (c) The Agent may conclusively rely upon the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Agent in accordance with the requirements of this Agreement or any other Loan Document. Whenever the Agent shall deem it necessary or desirable that a matter be proved or established with respect to the Borrower or any Lender Party, such matter may be established by a certificate of the Borrower or such Lender Party, as the case may be, and the Agent may conclusively rely upon such certificate (unless other evidence with respect to such matter is specifically prescribed in this Agreement or another Loan Document).

                  (d) The Agent may fail or refuse to take any action unless it shall be indemnified to its satisfaction from time to time against any and all amounts, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature which may be imposed on, incurred by or asserted against the Agent by reason of taking or continuing to take any such action.

                  (e) The Agent may perform any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in fact selected by it with reasonable care.

                  (f) The Agent shall not be deemed to have any knowledge or notice of the occurrence of any Put Event, Default or Event of Default unless the Agent has received notice from a Lender Party or the Borrower referring to this Agreement, describing such Put Event, Default or Event of Default, and stating that such notice is a "notice of event". If the Agent receives such a notice, the Agent shall give prompt notice thereof to each Lender.

                  8.6. Lenders Not Relying on Agent or Other Lenders. Each Lender Party hereby acknowledges as follows:

                  (a) Neither the Agent nor any other Lender Party has made any representations or warranties to it, and no act taken hereafter by the Agent or any other Lender Party shall be deemed to constitute any representation or warranty by the Agent or such other Lender Party to it.

                  (b) It has, independently and without reliance upon the Agent or any other Lender Party, and based upon such documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the other Loan Documents.

                  (c) It will, independently and without reliance upon the Agent or any other Lender Party, and based upon such documents and information as it shall deem appropriate at the time, make its own decisions to take or not take action under or in connection with this Agreement and the other Loan Documents.

                  8.7. Indemnification of Agent by Lenders. Each Lender hereby agrees to reimburse and indemnify the Agent and its directors, officers, employees and agents (to the extent not reimbursed by the Borrower and without limitation of the obligation of the Borrower to do so), Pro Rata, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including the fees and disbursements of counsel for the Agent or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Agent or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Agent or such other Person as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan, provided, that no Lender shall be liable for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting from the gross negligence or willful misconduct of the Agent or such other Person, as finally determined by a court of competent jurisdiction.

                  8.8. Agent in its Individual Capacity. With respect to its Commitments and the Loan Obligations owing to it, the Agent shall have the same rights and powers under this Agreement and each other Loan Document as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender," "holders of Notes" and like terms shall include the Agent in its individual capacity as such. The Agent and its affiliates may, without liability to account, make loans to, accept deposits from, acquire debt or equity interests in, enter into interest rate or currency hedging transactions, act as trustee under indentures of, and engage in any other business with, the Borrower and any stockholder, subsidiary or affiliate of the Borrower, as though the Agent were not the Agent hereunder.

                  8.9. Holders of Notes. The Agent may deem and treat the Lender which is payee of a Note as the owner and holder of such Note for all purposes hereof unless and until a Transfer Supplement with respect to the assignment or transfer thereof shall have been filed with the Agent in accordance with
Section 9.14. Any authority, direction or consent of any Person who at the time of giving such authority, direction or consent is shown in the Register as being a Lender shall be conclusive and binding on each present and subsequent holder, transferee or assignee of any Note or Notes payable to such Lender or of any Note or Notes issued in exchange therefor.

                  8.10. Successor Agent. The Agent may resign at any time by giving 30 days' prior written notice thereof to the Lenders and the Borrower. The Agent may be removed by the Required Lenders with or without cause at any time by giving 30 days' prior written notice thereof to the Agent, the other Lenders and the Borrower. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed and consented to, and shall have accepted such appointment, within 30 days after such notice of resignation or removal, then the retiring Agent may (but shall not be required to) appoint a successor Agent. The appointment of any successor Agent, if not a Lender, shall be subject to the consent of the Borrower (which consent may not be unreasonably withheld or delayed), provided, that the consent of the Borrower shall not be required if an Event of Default specified in subsections (m) or (n) of Section
7.3 shall occur or exist with respect to the Borrower.

Each successor Agent shall be a commercial bank or trust company organized or licensed under the laws of the United States of America or any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance by a successor Agent of its appointment as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the properties, rights, powers, privileges and duties of the former Agent in its capacity as such, without further act, deed or conveyance. Upon the effective date of resignation or removal of a retiring Agent, such Agent shall be discharged from its duties as such under this Agreement and the other Loan Documents, but the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If and so long as no successor Agent shall have been appointed, then any notice or other communication required or permitted to be given by the Agent shall be sufficiently given if given by the Required Lenders, all notices or other communications required or permitted to be given to the Agent shall be given to each Lender, and all payments to be made to the Agent shall be made directly to the Borrower or the Lender Party for whose account such payment is made.

                  8.11. Calculations. The Agent shall not be liable for any calculation, apportionment or distribution of payments made by it in good faith. If such calculation, apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender Party to whom payment was due but not made shall be to recover from the other Lender Parties any payment in excess of the amount to which they are determined to be entitled.

                  8.12. Agent's Fee. The Borrower agrees to pay to the Agent, for its individual account, a nonrefundable Agent's fee as provided in the letter dated June 11, 1997, among the Borrower, the Agent and the Revolving Credit Agent.

                  8.13. Funding by Agent. Unless the Agent shall have been notified in writing by any Lender not later than the close of business on the day before the day on which Loans are requested by the Borrower to be made that such Lender will not make its ratable share of such Loans, the Agent may assume that such Lender will make its ratable share of the Loans, and in reliance upon such assumption the Agent may (but in no circumstances shall be required to) make available to the Borrower a corresponding amount. If and to the extent that any Lender fails to make such payment to the Agent on such date, such Lender shall pay such amount on demand (or, if such Lender fails to pay such amount on demand, the Borrower shall pay such amount on demand), together with interest, for the Agent's own account, for each day from and including the date of the Agent's payment to and including the date of repayment to the Agent (before and after judgment) at the following rates per annum: (x) for each day from and including the date of such payment by the Agent to and including the second Business Day thereafter, at the Federal

Funds Rate for such day, and (y) for each day thereafter, at the rate or rates applicable to such Loans for such day. All payments to the Agent under this Section shall be made to the Agent at its Office in Dollars in funds immediately available at such Office, without set-off, withholding, counterclaim or other deduction of any nature.

                  8.14. Documentation Agent and Syndication Agent. The titles "Documentation Agent" and "Syndication Agent" given on the cover page of this Agreement, imply no fiduciary or other responsibility on the part of either the Documentation Agent or the Syndication Agent, as such, to any other Lender Party or any other Person, and the use of such title does not impose on any such Lender any duties or obligations different than those of any other Lender or entitle any such Lender to any rights other than those to which any other Lender is entitled. Without limitation, neither the Documentation Agent or the Syndication Agent, as such, assumes any responsibility for any servicing, syndication, enforcement or collection of the Loan Obligations, or any duties as agent hereunder for the Lenders.

                                   ARTICLE IX

                                 MISCELLANEOUS

                  9.1. Holidays. Whenever any payment or action to be made or taken hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

                  9.2. Records. The unpaid principal amount of the Loans owing to each Lender, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, and the accrued and unpaid fees owing to each Lender Party shall at all times be ascertained from the records of the Agent, which shall be conclusive absent manifest error.

                  9.3. Amendments and Waivers. Neither this Agreement nor any Loan Document may be amended, modified or supplemented except in accordance with the provisions of this Section. The Agent and the Borrower may from time to time amend, modify or supplement the provisions of this Agreement or any other Loan Document for the purpose of amending, adding to, or waiving any provisions, releasing any Collateral, or changing in any manner the rights and duties of the Borrower or any Lender Party. Any such amendment, modification or supplement made by the Borrower and the Agent in accordance with the provisions of this Section shall be binding upon the Borrower and each Lender Party. The Agent shall enter into such amendments, modifications or supplements from time to time as directed by the Required

Lenders, and only as so directed, provided, that no such amendment, modification or supplement may be made which will:

                  (a) Change the Term Loan Committed Amount of any Lender without the written consent of each Lender, or extend the Term Loan Maturity Date without the written consent of each Lender;

                  (b) Reduce the principal amount of, or extend the time for, any scheduled payment of principal of any Loan without the written consent of each Lender, or reduce the rate of interest (by changing the Pricing Level Tests or otherwise) or extend the time for payment of interest borne by any Loan (other than as a result of waiving the applicability of any increase in interest rates applicable to overdue amounts), or extend the time for payment of or reduce the amount of any Facility Fees, without the written consent of each Lender;

                  (c) Change the definition of "Required Lenders", change any requirement that the consent of all Lenders be obtained, or amend this Section 9.3, without the written consent of all the Lenders;

                  (d) Amend or waive any of the provisions of Article VIII, or impose additional duties upon the Agent or otherwise adversely affect the rights, interests or obligations of the Agent, without the written consent of the Agent; or

                  (e) Alter the priority of distributions set forth in Section 7.5, without the written consent of all Lenders affected thereby.

                  9.4. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of any Lender Party in exercising any right, power or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Lender Parties under this Agreement and any other Loan Document are cumulative and not exclusive of any rights or remedies which any Lender Party would otherwise have hereunder or thereunder, at law, in equity or otherwise.

                  9.5. Notices.

                  (a) Except to the extent otherwise expressly permitted hereunder or thereunder, all notices, requests, demands, directions and other communications (collectively "notices") under this Agreement or any Loan Document shall be in writing (including telexes and facsimile transmission) and shall be sent by first-class mail, or by nationally-recognized overnight courier, or by telex or facsimile transmission (with confirmation in writing mailed first-class or sent by such an overnight courier), or by personal delivery. All notices shall be sent to the applicable party at the address stated on the signature pages hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto, in all cases with postage or other charges prepaid. Any such properly given notice shall be effective on receipt (including notices sent by telex or facsimile transmission).

                  (b) Any Lender giving any notice to the Borrower or any other party to a Loan Document shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other Lenders of the receipt by it of any such notice.

                  (c) Each Lender Party may rely on any notice (whether or not such notice is made in a manner permitted or required by this Agreement or any Loan Document) purportedly made by or on behalf of the Borrower, and no Lender Party shall have any duty to verify the identity or authority of any Person giving such notice.

                  9.6. Expenses; Taxes; Indemnity.

                  (a) The Borrower agrees to pay or cause to be paid and to save the Agent harmless against liability for the payment of all fees and expenses of Reed Smith Shaw & McClay incurred by the Agent and arising from or relating to the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents, subject to the limitations set forth in the letter dated June 9, 1997 from Reed Smith Shaw & McClay to the Agent. The Borrower agrees to pay or cause to be paid and to save each Lender Party harmless against liability for the payment of all reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of outside counsel, including local counsel, auditors, and all other professional, accounting, evaluation and consulting costs) incurred by any Lender Party from time to time arising from or relating to (i) in the case of the Agent, administration and performance of this Agreement and the other Loan Documents, (ii) in the case of the Agent, any requested amendments, modifications, supplements, waivers or consents (whether or not ultimately entered into or granted) to this Agreement or any Loan Document, and (iii) in the case of each Lender Party, the enforcement or preservation of rights under this Agreement or any Loan Document in connection with any Put Event, Default or Event of Default (including any such costs or expenses arising from or relating to (A) the creation, perfection or protection of any Lien on any Collateral, (B) the protection, collection, lease, sale, taking possession of, preservation of, or realization on, any Collateral, including advances for taxes, filing fees and the like, (C) collection or enforcement of an outstanding Loan or any other amount owing hereunder or thereunder by any Lender Party, and (D) any litigation, proceeding, dispute, work-out, restructuring or rescheduling related in any way to this Agreement or the Loan Documents), except to the extent any such costs and expenses result primarily from the gross negligence or willful misconduct of such Lender Party.

                  (b) The Borrower hereby agrees to pay all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter determined in good faith by any Lender Party to be payable in connection with this Agreement or any other Loan Documents or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, and the Borrower agrees to save each Lender Party harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such fees, taxes or impositions, except to the extent any of the above result primarily from the gross negligence or willful misconduct of such Lender Party.

                  (c) The Borrower hereby agrees to reimburse and indemnify the Lender Parties, their respective affiliates, and the directors, officers, employees, attorneys and agents of each of the foregoing (the "Lender Indemnified Parties"), and each of them, and to hold each of them harmless from and against, any and all losses, liabilities, claims, damages, reasonable expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of outside counsel for such Lender Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Lender Indemnified Party shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Lender Indemnified Party as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed or secured in whole or in part, directly or indirectly, with the proceeds of any Loan or the proceeds thereof or (and without in any way limiting the generality of the foregoing, including any grant of any Lien on Collateral or any exercise by any Lender Party of any of its rights or remedies under this Agreement or any other Loan Document); but excluding any portion of such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting primarily from the gross negligence or willful misconduct of such Lender Indemnified Party. If and to the extent that the foregoing obligations of the Borrower under this subsection (c), or any other indemnification obligation of the Borrower hereunder or under any other Loan Document, are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

                  9.7. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                  9.8. Prior Understandings. This Agreement and the other Loan Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto and thereto relating to the transactions provided for herein and therein.

                  9.9. Duration; Survival. All representations and warranties of the Borrower contained herein or in any other Loan Document or made in connection herewith or therewith shall survive the making of, and shall not be waived by the execution and delivery, of this Agreement or any other Loan Document, any investigation by or knowledge of any Lender Party, the making of any Loan or any other event or condition whatever. All covenants and agreements of the Borrower contained herein or in any other Loan Document shall continue in full force and effect from and after the date hereof until all Commitments have terminated and all Loan Obligations have been indefeasibly paid in full in cash. Without limitation, all obligations of the Borrower hereunder or under any other Loan Document to make payments to or indemnify any Lender Party or Lender Indemnified Party (including obligations arising under Sections 2.9,
2.10 and 9.6) shall survive the payment in full of all other Loan Obligations, termination of the Borrower's right to borrow hereunder, and all other events and conditions whatever. In addition, all obligations of each Lender to make payments to or indemnify the Agent and Persons related to the Agent (including obligations arising under Section 8.7) shall survive the payment in full by the Borrower of all Loan Obligations, termination of the Borrower's right to borrow hereunder, and all other events and conditions whatever.

                  9.10. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                  9.11. Limitation on Payments. The parties hereto intend to conform to all applicable Laws in effect from time to time limiting the maximum rate of interest that may be charged or collected. Accordingly, notwithstanding any other provision hereof or of any other Loan Document, the Borrower shall not be required to make any payment to or for the account of any Lender, and each Lender shall refund any payment made by the Borrower, to the extent that such requirement or such failure to refund would violate or conflict with nonwaivable provisions of applicable Laws limiting the maximum amount of interest which may be charged or collected by such Lender.

                  9.12. Set-Off. The Borrower hereby agrees that if any Loan Obligation of the Borrower shall be due and payable (by acceleration or otherwise), each Lender Party shall have the right, without notice to the Borrower, to set-off against and to appropriate and apply to such Loan Obligation any obligation of any nature owing to the Borrower by such Lender Party, including all deposits (whether time or demand, general or special, provisionally credited or finally credited, whether or not evidenced by a certificate of deposit) now or hereafter maintained by the Borrower with such Lender Party. Such right shall be absolute and unconditional in all circumstances and shall exist whether or not such Lender Party or any other Person shall have given notice or made any demand to the Borrower or any other Person, whether such obligation owed to the Borrower is contingent, absolute, matured or unmatured (it being agreed that such Lender Party may deem such obligation to be then due and payable at the time of such setoff), and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to any Lender Party or any other Person. The Borrower hereby agrees that, to the fullest extent permitted by law, any Participant and any branch, subsidiary or affiliate of any Lender Party or any Participant shall have the same rights of set-off as a Lender as provided in this Section (regardless of whether such Participant, branch, subsidiary or affiliate would otherwise be deemed in privity with or a direct creditor of the Borrower). The rights provided by this Section are in addition to all other rights of set-off and banker's lien and all other rights and remedies which any Lender Party (or any such Participant, branch, subsidiary or affiliate) may otherwise have under this Agreement, any other Loan Document, at law or in equity, or otherwise, and nothing in this Agreement or any Loan Document shall be deemed a waiver or prohibition of or restriction on the rights of set-off or bankers' lien of any such Person.

                  9.13. Sharing of Collections. The Lenders hereby agree among themselves that if any Lender shall receive (by voluntary payment, realization upon security, set-off or from any other source) any amount on account of the Loans, interest thereon, or any other Loan Obligation contemplated by this Agreement or the other Loan Documents to be made by the Borrower ratably to all Lenders in greater proportion than any such amount received by any other Lender, then the Lender receiving such proportionately greater payment shall notify each other Lender and the Agent of such receipt, and equitable adjustment will be made in the manner stated in this Section so that, in effect, all such excess amounts will be shared ratably among all of the Lenders. The Lender receiving such excess amount shall purchase (which it shall be deemed to have done simultaneously upon the receipt of such excess amount) for cash from the other Lenders a participation in the applicable Loan Obligations owed to such other Lenders in such amount as shall result in a ratable sharing by all Lenders of such excess amount (and to such extent the receiving Lender shall be a Participant). If all or any portion of such excess amount is thereafter recovered from the Lender making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law to be paid by the Lender making such purchase. The Borrower hereby consents to and confirms the foregoing arrangements. Each Participant shall be bound by this Section as fully as if it were a Lender hereunder.

                  9.14. Successors and Assigns; Participations; Assignments.

                  (a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender Parties, all future holders of the Notes, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights hereunder without the prior written consent of all the Lenders and the Agent, and any purported assignment without such consent shall be void, and except that, to the fullest extent permitted by law, a Lender may not voluntarily assign or transfer any of its rights hereunder except in accordance with the other provisions of this
Section 9.14, and any other purported voluntary assignment or transfer shall be void; provided, that this Agreement shall inure to the benefit of successors of Lenders by operation of law or resulting from an involuntary assignment or transfer (including receivers, conservators, trustees and like Persons, and successors by merger or consolidation).

                  (b) Participations. Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time sell participations to one or more commercial banks or other Persons (each a "Participant") in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans owing to it and any Note held by it); provided, that

                  (i) any such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged,

                  (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

                  (iii) the parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

                  (iv) such Participant shall, by accepting such Participation, be bound by the provisions of Section 9.13, and

                  (v) no Participant (unless such Participant is itself a Lender) shall be entitled to require such Lender to take or refrain from taking action under this Agreement or under any other Loan Document, except that such Participant shall be entitled to require such Lender to refrain from taking action on matters described in subsections (a), (b) and (e) of Section 9.3.

The Borrower agrees that any such Participant shall be entitled to the benefits of Sections 2.9, 2.10, 9.6 and 9.12 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no such Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such transfer occurred.

                  (c) Assignments. Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time assign all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or any portion of its Commitments and Loans owing to it and any Note held by it) to any Lender, any affiliate of a Lender or to one or more additional commercial banks or other Persons (each a "Purchasing Lender"); provided, that

                  (i) any such assignment to a Purchasing Lender (other than a wholly-owned affiliate of the transferor Lender) shall be made only with the consent of the Agent (which consent may not be unreasonably withheld or delayed) and of the Borrower (which consent may not be unreasonably withheld or delayed), provided, that the consent of the Borrower shall not be required if an Event of Default specified in subsections (m) or (n) of Section 7.3 shall occur or exist with respect to the Borrower,

                  (ii) if a Lender makes such an assignment of less than all of its then remaining rights and obligations under this Agreement and the other Loan Documents, such transferor Lender shall retain, after such assignment, a minimum principal amount of $5,000,000 of the Commitments, and such assignment shall be in a minimum aggregate principal amount of $5,000,000 of the Commitments,

                  (iii) each such assignment shall be of a constant, and not a varying, percentage of the Term Loans or Term Loan Commitment of the transferor Lender, and of all of the transferor Lender's related rights and obligations under this Agreement and the other Loan Documents,

                  (iv) a transferor Lender shall simultaneously with such assignment to a Purchasing Lender assign the same percentage of the transferor Lender's Revolving Credit Loans, if any, and Revolving Credit Commitment, if any, and of all of the transferor Lender's related rights and obligations under the Revolving Credit Agreement and the other Revolving Credit Documents to the Purchasing Lender, and

                  (v) each such assignment shall be made pursuant to a Transfer Supplement in substantially the form of Exhibit B to this Agreement, duly completed (a "Transfer Supplement").

In order to effect any such assignment, the transferor Lender and the Purchasing Lender shall execute and deliver to the Agent a duly completed Transfer Supplement (including the consents, if any, required by clause (i) of the preceding sentence) with respect to such assignment, together with any Note or Notes subject to such assignment (the "Transferor Lender Notes") and a processing and recording fee of $2,500 (to be paid by the Transferor Lender), and, upon receipt thereof, the Agent shall accept such Transfer Supplement. Upon receipt of the Purchase Price Receipt Notice pursuant to such Transfer Supplement, the Agent shall record such acceptance in the Register. Upon such execution, delivery, acceptance and recording, from and after the close of business at the Agent's Office on the Transfer Effective Date specified in such Transfer Supplement

                  (x) the Purchasing Lender shall be a party hereto and, to the extent provided in such Transfer Supplement, shall have the rights and obligations of a Lender hereunder, and

                  (y) the transferor Lender thereunder shall be released from its obligations under this Agreement to the extent so transferred (and, in the case of an Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party to this Agreement) from and after the Transfer Effective Date, except that such transferor Lender shall continue to be entitled to the benefits of Sections 2.9, 2.10 and 9.6 with respect to its activities as a Lender prior to the Transfer Effective Date.

On or prior to the Transfer Effective Date specified in a Transfer Supplement, the Borrower, at its expense, shall execute and deliver to the Agent (for delivery to the Purchasing Lender) new Notes evidencing such Purchasing Lender's assigned Commitments or Loans and (for delivery to the transferor Lender) replacement Notes in the principal amount of the Loans or Commitments retained by the transferor Lender (such Notes to be in exchange for, but not in payment of, those Notes then held by such transferor Lender). Each such Note shall be dated the date and be substantially in the form of the predecessor Note. The

Agent shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest and accrued fees shall be paid to the Purchasing Lender at the same time or times provided in the predecessor Notes and this Agreement.

                  (d) Register. The Agent shall maintain at its office a copy of each Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive absent manifest error and the Borrower and each Lender Party may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of the Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Financial and Other Information. Subject to Section 9.14(f), the Borrower authorizes the Agent and each Lender to disclose to any Participant or Purchasing Lender, or prospective Participant or Purchasing Lender, any and all financial and other information in such Person's possession concerning the Borrower and its Subsidiaries and affiliates which has been or may be delivered to such Person by or on behalf of the Borrower solely in connection with this Agreement or any other Loan Document or in connection with such Person's credit evaluation of the Borrower and its Subsidiaries and affiliates solely in connection with this Agreement or any other Loan Document.

                  (f) Confidentiality. Each Lender Party agrees to take reasonable precautions to maintain the confidentiality of information designated in writing as confidential and provided to it by or on behalf of the Borrower or any Subsidiary in connection with this Agreement; provided, however, that any Lender Party may disclose such information (i) at the request of any bank regulatory authority or other Governmental Authority or in connection with an examination of such Lender Party by any such Governmental Authority, (ii) pursuant to subpoena or other court process, (iii) to the extent such Lender Party is required (or believes in good faith that it is required) to do so in accordance with any applicable Law, (iv) to such Lender Party's independent auditors and other professional advisors, (v) in connection with the enforcement of any of its rights under or in connection with any Loan Document, and (vi) to any actual or potential Participant or Purchasing Lender, so long as, in the case of this clause (vi), such actual or potential Participant or Purchasing Lender agrees in writing to comply with the provisions of this Section 9.14(f).

                  (g) Assignments to Federal Reserve Bank. Any Lender may at any time assign all or any portion of its rights under this Agreement, including any Loans owing to it and any Note held by it, to a Federal Reserve Bank. No such assignment shall relieve the transferor Lender from any of its obligations hereunder.

                  9.15. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Limitation of Liability.

                  (a) Governing Law. THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS (EXCEPT TO THE EXTENT, IF ANY, OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENTS) SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

                  (b) Certain Waivers.  THE BORROWER HEREBY IRREVOCABLY AND
UNCONDITIONALLY:

                  (i) AGREES THAT ANY ACTION, SUIT OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (COLLECTIVELY, "RELATED LITIGATION") MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN ALLEGHENY COUNTY, PENNSYLVANIA, SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND TO THE FULLEST EXTENT PERMITTED BY LAW AGREES THAT IT WILL NOT BRING ANY RELATED LITIGATION IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY LENDER PARTY TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM);

                  (ii) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY SUCH RELATED LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND WAIVES ANY RIGHT TO OBJECT, WITH RESPECT TO ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER THE BORROWER;

                  (iii) CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY RELATED LITIGATION BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE BORROWER AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 9.5, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW); AND

                  (iv) WAIVES THE RIGHT TO TRIAL BY JURY IN ANY RELATED LITIGATION.

                  (c) Limitation of Liability. TO THE FULLEST EXTENT PERMITTED BY LAW, NO CLAIM MAY BE MADE BY THE BORROWER AGAINST ANY LENDER PARTY OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, ATTORNEY OR AGENT OF ANY OF THEM FOR ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY

CLAIM ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (WHETHER FOR BREACH OF CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY). THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER SUCH CLAIM PRESENTLY EXISTS OR ARISES HEREAFTER AND WHETHER OR NOT SUCH CLAIM IS KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

                  IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

ATTEST:                                J&L SPECIALTY STEEL, INC.

By___________________________          By /s/ KIRK F. VINCENT
                                          --------------------------------------

Name:________________________          Name:   Kirk F. Vincent, Esq.
Title:_______________________          Title:  Vice President -
[Corporate Seal]                               Finance and Law

                                       Address for Notices:

                                          P.O. Box 3373
                                          One PPG Place
                                          Pittsburgh, PA  15230-3373

                                        Attn: Kirk F. Vincent, Esq.
                                              Vice President-Finance and Law

                                        Telephone:  (412) 338-1611
                                        Telecopier: (412) 338-1614

                       MELLON BANK, N.A.,
                       individually and as Agent

                       By /s/ RICHARD K. JAMES
                          ---------------------------------
                       Name:  Richard K. James
                       Title: Vice President

                       Term Loan
                            Committed Amount:  $19,000,000

                       Address for Notices:

                            Mellon Bank, N.A.
                            Loan Administration
                            Three Mellon Bank Center
                            Room 2305
                            Pittsburgh, PA  15259

                            Attn:  Terra Welsh

                            Telephone:  (412) 234-4817
                            Telecopier: (412) 236-2026
                                or      (412) 236-2027

                       With a copy to:

                            Richard K. James
                            Mellon Bank, N.A.
                            One Mellon Bank Center
                            Room 4401
                            Pittsburgh, PA  15258-0003

                            Telephone:  (412) 234-5340
                            Telecopier: (412) 234-8888

                             CREDIT LYONNAIS NEW YORK BRANCH,
                             individually and as Syndication Agent

                             By /s/ OLIVIER PERRAIN
                                ------------------------------------
                             Name:  Olivier Perrain
                             Title: First Vice President

                             Term Loan
                                 Committed Amount:  $15,500,000

                             Address for Notices:

                             Credit Lyonnais
                             Credit Lyonnais Building
                             1301 Avenue of the Americas
                             New York, New York  10019

                             Attn: Marie-Lyrvold Bosse-Doleyres

                             MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK, individually and
                                as Documentation Agent

                             By /s/ LAURA E.REIM
                                -------------------------------------
                             Name:  Laura E.Reim
                             Title: Vice President

                             Term Loan
                                Committed Amount:  $15,500,000

                             Address for Notices:

                             Morgan Guaranty Trust Company
                               of New York
                             60 Wall Street
                             New York, New York  10260-0060

                             Attn: Loan Department

                             BANQUE NATIONALE DE PARIS

                             (New York Branch)


                             By /s/ LYNN H. WALKOFF
                             ----------------------------------------
                             Name:  Lynn H. Walkoff
                             Title: Vice President


                             By /s/ GWEN ABBOTT
                             ----------------------------------------
                             Name: Gwen Abbott
                             Title: Assistant Vice President

                             Term Loan
                                  Committed Amount: $12,000,000

                             Address for Notices:

                             Banque Nationale De Paris
                             499 Park Avenue
                             New York, New York 10022

                             Attn:  Corporate Banking Division

                               SOCIETE GENERALE NEW YORK BRANCH

                               By /s/ BETTY BURG
                               -------------------------------------
                               Name: Betty Burg
                               Title: Vice President


                               Term Loan
                                    Committed Amount: $12,000,000

                               Address for Notices:

                               Societe Generale
                               1221 Avenue of the Americas
                               New York, New York  10020

                               Attn: Betty Burg
                                     French Corporate Group

                            COMPAGNIE FINANCIERE DE CIC
                                 ET DE L'UNION EUROPEENNE

                            By /s/ ERIC LONGUET  /s/ MARIE-ROSE SENSENBRENNER
                               ----------------------------------------------
                            Name: Eric Longuet       Marie-Rose Sensenbrenner
                            Title: Vice President    Vice President


                            Term Loan
                                Committed Amount: $12,000,000

                            Address for Notices:

                            Compagnie Financiere de CIC
                                 et de l'Union Europeenne
                            520 Madison Avenue
                            New York, New York  10022

                            Attn:  Loan Department

                            THE BANK OF NEW YORK

                            By /s/ DOUGLAS A. OBER
                               ----------------------------------
                            Name:  Douglas A. Ober
                            Title: Vice President

                            Term Loan
                                 Committed Amount: $10,000,000

                            Address for Notices:

                            The Bank of New York
                            1 Wall Street
                            New York, NY 10286
                            Attn: Robert J. Joyce

                            COMERICA BANK

                            By /s/ GEORGE S. GHAREEB
                               ---------------------------------
                            Name:  George S. Ghareeb
                            Title: Vice President

                            Term Loan
                                 Committed Amount: $10,000,000

                            Address for Notices:

                            Comerica Bank
                            International Finance Department
                            One Detroit Center
                            Detroit, Michigan 48226-3329

                            Attn:  Ms. Patricia L. Grossman

                            BANQUE FRANCAISE DU COMMERCE EXTERIEUR

                            By /s/ PIETER J. VAN TUIDER    /s/ JOHN RIGO
                               ----------------------------------------------
                            Name: Pieter J. van Tuider         John Rigo
                            Title: Vice President              Assistant
                                   and Manager                 Vice President
                                   Multinational Group

                            Term Loan
                                 Committed Amount: $10,000,000

                            Address for Notices:

                            Banque Francaise du Commerce Exterieur
                            645 Fifth Avenue
                            New York, NY 10022
                            Attn:  Pieter Van Tulder

                            BANQUE PARIBAS

                            By /s/ JOHN MCCORMICK
                               ---------------------------------
                            Name:  John McCormick
                            Title: Vice President


                            By /s/ ROBERT CARINO
                               ---------------------------------
                            Name:  Robert Carino
                            Title: Vice President


                            Term Loan
                                 Committed Amount: $5,000,000

                            Address for Notices:

                            Banque Paribas
                            787 Seventh Avenue - 32nd Floor
                            New York, NY  10019

                            Attn:  Mary T. Finnegan
                                   Robert Carino

                            NBD BANK

                            By /s/ IRENE C. ELBENNI
                               --------------------------------
                            Name:  Irene C. ElBenni
                            Title: Vice President

                            Term Loan
                                 Committed Amount: $4,000,000

                            Address for Notices:

                            NBD Bank
                            611 Woodward Avenue
                            Detroit, MI 48226
                            Attn:  Irene ElBenni

                                    ANNEX A

                           DEFINITIONS; CONSTRUCTION

                  1.1. Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used in this Agreement the following words and terms defined have the meanings given them below, unless the context of this Agreement otherwise clearly requires.

                  "Adjusted Consolidated Indebtedness" at any time shall mean Consolidated Indebtedness, minus the aggregate amount of unencumbered cash and Cash Equivalent Investments reflected on the balance sheet of the Borrower as assets of the Borrower, determined on a consolidated basis in accordance with GAAP.

                  "Adjusted Consolidated Tangible Net Worth" at any time shall mean the Consolidated Tangible Net Worth of the Borrower, plus the amount (not to exceed $30 million in the aggregate for all periods) of charges reducing Consolidated Tangible Net Worth arising from the partial or total closing or sale of facilities and the amount of fixed asset writedowns associated with such closings and sales, all as reflected in the financial statements of the Borrower for periods ending on or prior to December 31, 1999, minus preferred stock containing any provision for mandatory cash redemption or cash redemption at the option of the holder at any time prior to one year after the Term Loan Maturity Date.

                  "Advance" shall mean any loan, advance or other extension of credit, direct or indirect.

                  "Adverse Effect" shall mean: (a) a material adverse effect on the business, operations or condition (financial or otherwise) of the Borrower (individually or, together with its Subsidiaries, taken as a whole), (b) a material adverse effect on the ability of the Borrower to perform or comply with any of the terms and conditions of any Loan Document, or (c) an adverse effect on the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document, or the ability of the Agent or any Lender Party to enforce any rights or remedies under or in connection with any Loan Document.

                  "Affected Lender" shall have the meaning set forth in Section 2.3(f).

                  "Affiliate" of a Person (the "specified Person") shall mean
         (a) any Person which directly or indirectly controls, or is controlled by, or is under common control with, the specified Person, and (b) any director or officer (or, in the case of a specified Person which is not a corporation, any individual having powers analogous to those of a corporate director or officer) of the specified Person or of a Person who is an Affiliate of the specified Person within the meaning of the preceding clause (a). For purposes of the preceding sentence, "control" of a Person shall mean (x) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and (y) in any case shall include direct or indirect ownership (beneficially or of record) of, or direct or indirect power to vote, 35% or more of the outstanding Shares of Capital Stock of any class of such Person having ordinary voting power for the election of directors of such corporation (or in the case of a Person that is not a corporation, 35% or more of any class of equity interest having voting or control power analogous to corporate common stock).

                  "Applicable Margin" shall have the meaning set forth in
         Section 2.3(c).

                  "Base Rate" for any day shall mean the greater of (a) the Prime Rate for such day or (b) 0.50% plus the Federal Funds Rate for such day, such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate or the Federal Funds Rate.

                  "Base Rate Option" shall have the meaning set forth in
         Section 2.3(a).

                  "Base Rate Portion" of any Loan or Loans shall mean at any time the portion, including the whole, of such Loan or Loans bearing interest at such time (i) under the Base Rate Option or (ii) in accordance with Section 2.8(c)(ii). If no Loan or Loans is specified, "Base Rate Portion" shall refer to the Base Rate Portion of all Loans outstanding at such time.

                  "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Pennsylvania or other day on which banking institutions are authorized or obligated to close in the city in which is located the Agent's Office or in New York City.

                  "Capital Expenditures" of any Person shall mean, for any period, all expenditures (whether paid in cash or accrued as liabilities during such period) of such Person during such period which would be classified as capital expenditures in accordance with GAAP (including Capitalized Leases to the extent an asset is recorded in connection therewith in accordance with GAAP).

                  "Capitalized Lease" shall mean at any time any lease which is, or is required under GAAP to be, capitalized on the balance sheet of the lessee at such time, and "Capitalized Lease Obligation" of any Person at any time shall mean the aggregate amount which is, or is required under GAAP to be, reported as a liability on the balance sheet of such Person at such time as lessee under a Capitalized Lease.

                  "Cash Equivalent Investments" shall mean any of the following, to the extent acquired for investment and not with a view to achieving trading profits: (a) obligations fully backed by the full faith and credit of the United States of America maturing not in excess of one year from the date of acquisition, (b) commercial paper maturing not in excess of 180 days from the date of acquisition and rated "P-1" or "P-2" by Moody's Investors Service or "A-1" or "A-2" by Standard & Poor's Corporation on the date of acquisition, (c) the following obligations of any commercial bank (not in excess of $5,000,000 in the aggregate for any commercial bank having capital and surplus less than $1,000,000,000): (i) time deposits, certificates of deposit and acceptances maturing not in excess of 180 days from the date of acquisition, or (ii) fully secured overnight repurchase obligations for underlying securities of the type referred to in clause (a) above, and (d) investments in money market mutual funds. In no event shall any investment as to which the Borrower or any Subsidiary of the Borrower is an issuer or a direct or indirect obligor be deemed a Cash Equivalent Investment.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time.

                  "CERCLIS" shall mean the Comprehensive Environmental Response, Compensation and Liability Information System List, as the same may be amended from time to time.

                  "Change in Control" shall be deemed to have occurred if, after the date hereof, Usinor or Ugine shall at any time fail to (i) own directly at least 50.1% of the outstanding voting stock of the Borrower, or (ii) have the ability to select a majority of the members of the Board of Directors of the Borrower.

                  "Closing Date" shall mean June 30, 1997.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                  "Collateral" shall mean the property from time to time subject to or intended or purported to secure the Loan Obligations.

                  "Commitment" of a Lender shall mean the Term Loan Commitment of such Lender.

                  "Consolidated EBITDA" for any period shall mean the sum of
         (a) Consolidated Net Income for such period, (b) Consolidated Interest Expense for such period, (c) Consolidated Income Tax Expense for such period, (d) depreciation expense of the Borrower and its Subsidiaries for such period, and (e) amortization expense of the Borrower and its Subsidiaries for such period, minus the sum of (y) extraordinary gains (but not any losses) to the extent included in determining such Consolidated Net Income, and (z) equity earnings (but not any losses) of Affiliates of the Borrower to the extent included in determining Consolidated Net Income for such period plus, to the extent deducted in determining Consolidated Net Income, (i) expenses (not to exceed $30,000,000 in the aggregate during all periods) reflected in the consolidated financial statements of the Borrower for periods ending on or prior to December 31, 1998, associated with the commissioning and startup of the Direct Roll Anneal and Pickle line at the Borrower's Midland plant and the bright anneal line and new slitter at the Borrower's Louisville plant and (ii) shutdown expenses (not to exceed $20,000,000 in the aggregate for all periods) reflected in the consolidated financial statements of the Borrower for periods ending on or prior to December 31, 1999, associated with the partial or total closing or sale of facilities of the Borrower.

                  "Consolidated Income Tax Expense" for any period shall mean the charges against income of the Borrower and its Subsidiaries for foreign, federal, state and local income taxes for such period, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Indebtedness" at any time shall mean all Indebtedness (including the current portion thereof) of the Borrower and its Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Expense" for any period shall mean the total interest expense of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Leverage Ratio" at any time shall mean the ratio of (i) Adjusted Consolidated Indebtedness to (ii) Adjusted Consolidated Indebtedness plus the total amount of stockholders' equity of the Borrower and its consolidated Subsidiaries at such time determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" for any period shall mean the net earnings (or loss) after taxes of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Tangible Net Worth" at any time shall mean the total amount of stockholders' equity of the Borrower and its consolidated Subsidiaries at such time determined on a consolidated basis in accordance with GAAP, except that there shall be deducted therefrom (a) treasury stock and (b) the book value of all intangible assets of the Borrower and its consolidated Subsidiaries at such time determined on a consolidated basis in accordance with GAAP, including goodwill, organization cost, patents, copyrights, trademarks, trade names, franchises, licenses, research and development expenses, unamortized debt discount and expense and further including all write-ups after the date hereof in the value of assets above historical cost less depreciation or amortization required by GAAP, except for write-ups in the value of (i) marketable securities to the extent permitted by the valuation principle of "lower of cost or market" to the extent permitted by GAAP, (ii) investments in common stock accounted for by the equity method to the extent permitted by GAAP and (iii) investment made in an enterprise doing business abroad resulting from changes in exchange rates to the extent permitted by GAAP.

                  "Consolidated Total Assets" shall mean the aggregate net book value of the assets of the Borrower and its consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

                  "Controlled Group Member" shall mean each trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary of the Borrower is treated as a controlled group or single employer under Sections 4001(a)(14) or 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

                  "Corresponding Source of Funds" shall mean, in the case of any Funding Segment of the Euro-Rate Portion, the proceeds of hypothetical receipts by a Notional Euro-Rate Funding Office or by a Lender through a Notional Euro-Rate Funding Office of one or more Dollar deposits in the interbank eurodollar market at the beginning of the Euro-Rate Funding Period corresponding to such Funding Segment having maturities approximately equal to such Euro-Rate Funding Period and in an aggregate amount approximately equal to such Lender's Pro Rata share of such Funding Segment.

                  "Cross-Default Obligation" shall mean any Indebtedness (or set of related Indebtedness) of the Borrower or any Subsidiary or the Borrower in excess of $5,000,000 in aggregate principal amount.

                  "Default" shall mean any event or condition which with notice or the passage of time as provided in Section 7.3 would constitute an Event of Default.

                  "Dollar," "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

                  "Environmental Affiliate" shall mean, with respect to any Person, any other Person whose liability (contingent or otherwise) for any Environmental Claim such Person has retained, assumed or otherwise is liable for (by Law, agreement or otherwise).

                  "Environmental Approval" shall mean any Governmental Action pursuant to or required under any Environmental Law.

                  "Environmental Claim" shall mean, with respect to any Person (the "specified Person"), any action, suit, proceeding, investigation, notice, claim, complaint, demand, request for information or other communication (written or oral) by any other Person (including Governmental Authority, citizens' group or present or former employee of the specified Person) alleging, asserting or claiming any actual or potential liability on the part of the specified Person for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties, arising out of, based on or resulting from (a) the presence, or release into the environment, of any Environmental Concern Materials at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation or alleged violation of any Environmental Law.

                  "Environmental Cleanup Site" shall mean any location which is listed or proposed for listing on the National Priorities List, on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Law.

                  "Environmental Concern Materials" shall mean (a) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in or regulated or otherwise affected by any Environmental Law (including any "hazardous substance" as defined in CERCLA or any similar state Law), (b) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (c) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon and urea formaldehyde.

                  "Environmental Law" shall mean any Law, whether now existing or subsequently enacted or amended, relating to (a) pollution or protection of the environment, including natural resources, (b) exposure of Persons, including employees, to Environmental Concern Materials, (c) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Environmental Concern Materials or (d) regulation of the manufacture, use or introduction into commerce of Environmental Concern Materials including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal. "Environmental Law" shall also include any Environmental Approval and the terms and conditions thereof.

                  "Environmental Report" shall mean the Environmental Disclosure Report of the Borrower dated June 27, 1997.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "Euro-Rate" for any day, as used herein, shall mean for each Funding Segment of the Euro-Rate Portion corresponding to a proposed or existing Euro-Rate Funding Period the rate per annum determined by the Agent by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (a) the rate of interest (which shall be the same for each day in such Euro-Rate Funding Period) determined in good faith by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the rate per annum for deposits in Dollars offered to major money center banks in the London interbank market (as published on Telerate Page 3750, or any successor page) at approximately 11:00 a.m., London time, two London Business Days prior to the first day of such Euro-Rate Funding Period for delivery on the first day of such Euro-Rate Funding Period in amounts comparable to such Funding Segment and having maturities comparable to such Funding Period by (b) a number equal to
         1.00 minus the Euro-Rate Reserve Percentage.

                  "Euro-Rate Funding Period" shall have the meaning set forth in Section 2.3(d).

                  "Euro-Rate Option" shall have the meaning set forth in
         Section 2.3(a).

                  "Euro-Rate Portion" of any Loan or Loans shall mean at any time the portion, including the whole, of such Loan or Loans bearing interest at any time under the Euro-Rate Option or at a rate calculated by reference to the Euro-Rate under Section 2.8(c)(i). If no Loan or Loans is specified, "Euro-Rate Portion" shall refer to the Euro-Rate Portion of all Loans outstanding at such time.

                  "Euro-Rate Reserve Percentage" for any day shall mean the percentage (expressed as a decimal, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Agent (which determination shall be conclusive absent manifest error), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) representing the maximum effective reserve requirement (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities") of a member bank in such System. The Euro-Rate shall be adjusted automatically as of the effective date of each change in the Euro-Rate Reserve Percentage. The Euro-Rate Option shall be calculated in accordance with the foregoing whether or not any Lender is actually required to hold reserves in connection with its eurocurrency funding or, if required to hold such reserves, is required to hold reserves at the "Euro-Rate Reserve Percentage" as herein defined.

                  "Event of Default" shall mean any of the Events of Default described in Section 7.3.

                  "Existing Revolving Credit Agreement" shall mean the Credit Agreement dated as of July 14, 1995, among the Borrower, the lenders party thereto, Mellon Bank, N.A., as Agent, and Credit Lyonnais Cayman Island Branch and Morgan Guaranty Trust Company of New York, as Co-Agents.

                  "Existing Term Loan Agreement" shall mean the Term Loan Agreement, dated as of July 14, 1995, among the lenders party thereto from time to time, Mellon Bank, N.A., as Agent, and Credit Lyonnais Cayman Island Branch and Morgan Guaranty Trust Company of New York, as Co-Agents, as amended.

                  "Federal Funds Rate" for any day shall mean the rate posted at 10:00 a.m, New York time, on such day (or if no rate is published for such day, on the most recent day on which such rate was published) on Telerate Screen Page 5 on line "LST," or any successor thereto.

                  "Funding Breakage Date" shall have the meaning set forth in
         Section 2.9(b).

                  "Funding Periods" shall have the meaning set forth in Section 2.3(d).

                  "Funding Segment" of the Euro-Rate Portion of the Loans at any time shall mean the entire principal amount of such Portion to which at the time in question there is applicable a particular Funding Period beginning on a particular day and ending on a particular day. (By definition, each such Portion is at all times composed of an integral number of discreet Funding Segments and the sum of the principal amounts of all Funding Segments of any such Portion at any time equals the principal amount of such Portion at such time.)

                  "GAAP" shall have the meaning given that term in Section 1.3 of this Annex A.

                  "Governmental Action" shall have the meaning set forth in
         Section 3.4.

                  "Governmental Authority" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  "Guaranty Equivalent": A Person (the "Deemed Guarantor") shall be deemed subject to a Guaranty Equivalent in respect of any Indebtedness (the "Assured Indebtedness") of another Person (the "Deemed Obligor") if the Deemed Guarantor directly or indirectly guarantees, becomes surety for, endorses, assumes, agrees to indemnify the Deemed Obligor against, or otherwise agrees, becomes or remains liable (contingently or otherwise) for, such Assured Indebtedness, in whole or in part.

                  "Guaranty Obligation": A Person (the "Guarantor") shall be deemed subject to a Guaranty Obligation in respect of any obligation other than Indebtedness (the "Assured Obligation") of another Person (the "Obligor") if the Guarantor directly or indirectly guarantees, becomes surety for, endorses, assumes, agrees to indemnify the Obligor against, or otherwise agrees, becomes or remains liable (contingently or otherwise) for, such Assured Obligation, in whole or in part.

                  "Indebtedness" of a Person shall mean the following: (a) all obligations on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person for the deferred purchase price of property or services; (d) all obligations secured by a Lien on property owned by such Person (whether or not assumed), and all obligations of such Person under Capitalized Leases; (e) the unreimbursed amount of all drafts drawn under all letters of credit issued for the account of such Person, and all other obligations of such Person associated with such letters of credit or draws thereon; (f) all obligations of such Person in respect of acceptances or similar obligations issued for the account of such Person; (g) all obligations of such Person under a product financing or similar arrangement described in paragraph 8 of FASB Statement of Accounting Standards No. 49 or any similar requirement of GAAP; (h) the maximum amount of all obligations (contingent or otherwise) of such Person in respect of Guaranty Equivalents; and (i) all obligations of such Person in respect of Guaranty Obligations with respect to which any default, event or condition shall have occurred which causes all or any part of the related Assured Obligation to become due and payable by the Borrower or any Subsidiary of the Borrower; provided, that "Indebtedness" shall not include (x) current accounts payable on normal trade terms to trade creditors arising out of purchases of goods or services in the ordinary course of business of such Person or any Subsidiary of such Person, (y) obligations, which are not past due, under any interest rate or currency swap, cap, floor, collar, future, forward or option agreement, or other interest rate or currency protection agreement, or (z) obligations of the Borrower under the Water Supply Agreement.

                  "Independent Director" shall mean any director of the Borrower who is not an affiliate of (a) Ugine or Usinor or (b) any affiliate of Ugine or Usinor; provided that no person shall be deemed not to be an Independent Director solely because such person is a director of the Borrower. For purposes of the preceding sentence, (y) "affiliate" shall mean (i) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified, or (ii) any officer, director, employee or agent of any such person described in clause (i), and (z) "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Initial Put Exercise Notice" shall have the meaning set forth in Section 7.2(b).

                  "Joinder Period" shall have the meaning set forth in Section 7.2(b).

                  "Law" shall mean any law (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

                  "Lender" shall mean any of the Lenders listed on the signature pages hereof, subject to the provisions of Section 9.14 pertaining to Persons becoming or ceasing to be Lenders.

                  "Lender Indemnified Parties" shall have the meaning given that term in Section 9.6(c).

                  "Lender Parties" shall mean the Lenders and the Agent.

                  "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security, other than ordinary rights of set-off.

                  "Loan" shall have the meaning set forth in Section 2.1(a), and "Loans" shall mean all Loans made by the Lenders under this Agreement.

                  "Loan Documents" shall this Agreement, the Notes and the Transfer Supplements.

                  "Loan Obligations" shall mean all obligations from time to time of the Borrower to any Lender Party (including obligations to the Agent on their behalf), from time to time arising under or in connection with or related to or evidenced by or secured by this Agreement or any other Loan Document, and all extensions, renewals or refinancings (other than refinancings to which no Lender is a party) thereof, whether such obligations are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (specifically including obligations arising or accruing after the commencement of any bankruptcy, insolvency or similar proceedings with respect to the Borrower, or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation is not allowed in such proceeding under applicable Law). Loan Obligations shall remain such notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Loan Obligations or any interest therein.

                  "London Business Day" shall mean a day for dealing in deposits in Dollars by and among banks in the London interbank market and which is a Business Day.

                  "Long-Term Debt Rating" shall have the meaning set forth in
         Section 2.3(b)(ii)(B).

                  "Material Adverse Effect" shall mean: (a) a material adverse effect on the financial condition of the Borrower (individually or, together with its Subsidiaries, taken as a whole) which will, or which is likely to, result in the occurrence of a Put Event under subsection
         (a) or (b) of Section 7.1, (b) a material adverse effect on the ability of the Borrower to perform or comply with any of the terms and conditions of any Loan Document, which will, or which is likely to, result in the occurrence of a Put Event under subsection (a) or (b) of
         Section 7.1, or (c) an adverse effect on the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document, or the ability of the Agent or any Lender Party to enforce any rights or remedies under or in connection with any Loan Document.

                  "Material Transaction" shall mean any transaction or series of related transactions between the Borrower and Ugine or Usinor or any Affiliate of Ugine or Usinor involving $10,000,000 or more (in fair market value) in the aggregate, other than a contract for the purchase or sale of services or materials at prevailing market rates or prices which, if made with a party other than Ugine or Usinor or an Affiliate of Ugine or Usinor, would be in the ordinary course of business.

                  "Mellon" shall mean Mellon Bank, N.A., a national banking association.

                  "Multiemployer Plan" shall mean any employee benefit plan which is a "multiemployer plan"

         within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower, any Subsidiary of the Borrower or any other Controlled Group Member has or had an obligation to contribute.

                  "Note" or "Notes" shall mean the promissory note(s) of the Borrower executed and delivered under Section 2.1(c), any promissory note(s) issued in substitution therefor pursuant to Sections 2.11(b) or 9.14(c), together with all extensions, renewals, refinancings or refundings thereof in whole or part.

                  "Notional Euro-Rate Funding Office" shall have the meaning given to that term in Section 2.11(a).

                  "Office," when used in connection with the Agent, shall mean its office located at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258, or at such other office or offices of the Agent or any branch, subsidiary or affiliate thereof as may be designated in writing from time to time by the Agent to the Borrower.

                  "Option" shall mean the Base Rate Option or the Euro-Rate Option.

                  "Participants" shall have the meaning set forth in Section 9.14(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

                  "Pension-Related Event" shall mean any of the following events or conditions:

                           (a) Any action is taken by any Person which is
                  likely to result in (i) the termination of a Plan, either pursuant to its terms or by operation of law (including any amendment of a Plan which would result in a termination under
                  Section 4041(e) of ERISA), or (ii) the appointment of a trustee for a Plan pursuant to Section 4042 of ERISA;

                           (b) PBGC notifies any Person of its determination
                  that an event described in Section 4042 of ERISA has occurred with respect to a Plan, that a Plan should be terminated, or that a trustee should be appointed for a Plan;

                           (c) Any Reportable Event occurs with respect to a
                  Plan;

                           (d) Any action occurs or is taken which is likely to
                  result in the Borrower becoming subject to liability for a complete or partial withdrawal by any Person from a Multiemployer Plan (including seller liability incurred under Section 4204(a)(2) of ERISA), or the Borrower or any Controlled Group Member receives from any Person a notice or demand for payment on account of any such alleged or asserted liability; or

                           (e) (i) There occurs any failure to meet the minimum
                  funding standard under Section 302 of ERISA or Section 412 of the Code with respect to a Plan, or any tax return is filed showing any tax payable under Section 4971(a) of the Code with respect to any such failure, or the Borrower or any Controlled Group Member receives a notice of deficiency from the Internal Revenue Service with respect to any alleged or asserted such failure, or (ii) any request is made by any Person for a variance from the minimum funding standard, or an extension of the period for amortizing unfunded liabilities, with respect to a Plan.

                  "Performance Ratio" for any period shall mean (i) Consolidated Indebtedness divided by (ii) Consolidated EBITDA.

                  "Permitted Liens" shall have the meaning given that term in
         Section 6.1.

                  "Permitted Mergers" shall have the meaning given that term in
         Section 6.7.

                  "Person" shall mean an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, Governmental Authority or any other entity.

                  "Plan" shall mean any employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) covered by Title IV of ERISA by reason of Section 4021 of ERISA, of which the Borrower or any Controlled Group Member is or has been within the preceding five years a "contributing sponsor" within the meaning of Section 4001(a)(13) of ERISA, or which is or has been within the preceding five years maintained for employees of the Borrower or any Controlled Group Member.

                  "Portion" shall mean the Base Rate Portion or the Euro-Rate Portion.

                  "Pricing Level" shall have the meaning set forth in Section 2.3(b).

                  "Pricing Level Test A" shall mean the Pricing Level Test set forth in Section 2.3(b)(ii)(A).

                  "Pricing Level Test B" shall mean the Pricing Level Test set forth in Section 2.3(b)(ii)(B).

                  "Pricing Level Tests" shall mean Pricing Level Test A and Pricing level Test B.

                  "Prime Rate" as used herein, shall mean the interest rate per annum announced from time to time by Mellon as its prime rate, such rate to change automatically effective as of the effectiveness of each announced change in such prime rate. The Prime Rate may be greater than or less than other interest rates charged by Mellon Bank, N.A. to other borrowers and is not solely based or dependent upon the interest rate which Mellon Bank, N.A. may charge any particular borrower or class of borrowers.

                  "Pro Rata" shall mean from or to each Lender in the same proportion as the principal amount of such Lender's Loan bears to the principal amount of all outstanding Loans.

                  "Purchasing Lender" shall have the meaning set forth in
         Section 9.14(c).

                  "Put Event" shall mean any of the Put Events described in
         Section 7.1.

                  "Put Exercise Notice" shall have the meaning set forth in
         Section 7.2(a).

                  "Register" shall have the meaning set forth in Section
         9.14(d).

                  "Regular Payment Date" shall mean the last day of each December, March, June and September after the Closing Date.

                  "Reportable Event" shall mean (i) a reportable event described in Section 4043 of ERISA and regulations thereunder for which the 30-day notice to the PBGC has not been waived pursuant to such regulations, (ii) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in
         Section 4063(b) of ERISA, (iii) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4062(e) of ERISA, or (iv) a failure to make a required installment or other payment with respect to a Plan when due in accordance with Section 412 of the Code or Section 302 of ERISA which causes the total unpaid balance of missed installments and payments (including unpaid interest) to exceed $500,000.

                  "Required Lenders" shall mean, as of any date, Lenders holding in the aggregate 65% of the Commitment Percentages.

                  "Responsible Officer" of a Person shall mean its Chairman of the Board, President, Vice President-Finance, Controller or Treasurer, and any person routinely performing corresponding functions.

                  "Revolving Credit Agent" shall mean Mellon Bank, N.A., as Agent under the Revolving Credit Agreement, or any successor to Mellon Bank, N.A., as Agent under the Revolving Credit Agreement.

                  "Revolving Credit Agreement" shall mean the Credit Agreement dated as of the date hereof among the lenders party thereto from time to time, the Revolving Credit Agent, and Credit Lyonnais New York Branch, as Syndication Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent, as amended, modified or supplemented from time to time.

                  "Revolving Credit Commitment" shall have the meaning given in the Revolving Credit Agreement.

                  "Revolving Credit Documents" shall have the mean the Loan Documents as defined in the Revolving Credit Agreement.

                  "Revolving Credit Lender Parties" shall mean the lenders party to the Revolving Credit Agreement from time to time and the Revolving Credit Agent.

                  "Revolving Credit Obligations" shall mean all obligations from time to time of the Borrower to any Revolving Credit Lender Party (including obligations to the Revolving Credit Agent on their behalf), from time to time arising under or in connection with or related to or evidenced by or secured by the Revolving Credit Agreement or any other Revolving Credit Document, and all extensions, renewals or refinancings (other than refinancings to which no Revolving Credit Lender is a party) thereof, whether such obligations are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (specifically including obligations arising or accruing after the commencement of any bankruptcy, insolvency or similar proceedings with respect to the Borrower, or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation is not allowed in such proceeding under applicable Law). Revolving Credit Obligations shall remain such notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Revolving Credit Obligations or any interest therein.

                  "Shares of Capital Stock" shall mean shares of the capital stock of a corporation organized under the laws of any state of the United States or similar ownership interests in a corporation organized under the laws of any other jurisdiction.

                  "Short-Term Bank Debt" shall mean the Indebtedness of the Borrower to banks under unsecured and uncommitted short-term lines of credit.

                  "Significant Subsidiary" of the Borrower shall mean any Subsidiary of the Borrower (a) which has assets (determined on a consolidated basis) greater than or equal to 10% of the total assets of the Borrower (determined on a consolidated basis) as of the end of the most recently completed fiscal year for which financial information is available or (b) which contributed 10% or more of the total revenues of the Borrower (determined on a consolidated basis) for the most recent four fiscal quarters for which financial information is available. All financial calculations under this definition shall be made in accordance with GAAP.

                  "Solvent" shall mean with respect to any Person at any time, that at such time (i) the sum of the debts and liabilities (including contingent liabilities) of such Person is not greater than all of the assets of such Person at a fair valuation, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person has not incurred, will not incur, does not intend to incur, and does not believe that it will incur, debts or liabilities (including contingent liabilities) beyond such person's ability to pay as such debts and liabilities mature, (iv) such Person is not engaged in, and is not about to engage in, a business or a transaction for which such person's property constitutes or would constitute unreasonably small capital (as such term is used in any Law referred to in the following clause (v)), and (v) such Person is not otherwise insolvent as defined in, or otherwise in a condition which could in any circumstances then or subsequently render any transfer, conveyance, obligation or act then made, incurred or performed by it avoidable or fraudulent pursuant to, any Law that may be applicable to such Person pertaining to bankruptcy, insolvency or creditors' rights (including the Bankruptcy Code of 1978, as amended, and, to the extent applicable to such Person, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, or any other applicable Law pertaining to fraudulent conveyances or fraudulent transfers or preferences).

                  "Specialty Tube" shall mean International Specialty Tube Corp., a Delaware corporation.

                  "Standard Notice" shall mean an irrevocable notice provided to the Agent on a Business Day which is

                          (a) At least one Business Day in advance in the case
                  of selection of, conversion to or renewal of the Base Rate Option or prepayment of any Base Rate Portion; and

                          (b) At least three London Business Days in advance in
                  the case of selection of the Euro-Rate Option or prepayment of any Euro-Rate Portion.

         Standard Notice must be provided no later than 10:00 a.m., Pittsburgh time, on the last day permitted for such notice.

                  "Stock Payment" by any Person shall mean any dividend, distribution or payment of any nature (whether in cash, securities, or other property) on account of or in respect of any Shares of the Capital Stock (or warrants, options or rights therefor) of such Person, including any payment on account of the purchase, redemption, retirement, defeasance or acquisition of any Shares of the Capital Stock (or warrants, options or rights therefor) of such Person, in each case regardless of whether required by the terms of such capital stock (or warrants, options or rights) or any other agreement or instrument.

                  "Subsidiary" of a Person at any time shall mean any corporation of which a majority (by number of shares or number of votes) of the outstanding Shares of Capital Stock of any class is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person, and any trust or other Person of which a majority of any class of outstanding equity interest is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person.

                  "Taxes" shall have the meaning set forth in Section 2.10(a).

                  "Term Loan Commitment" shall have the meaning set forth in
         Section 2.1(a).

                  "Term Loan Committed Amount" shall have the meaning set forth in Section 2.1(a).

                  "Term Loan Maturity Date" shall mean June 30, 2004.

                  "The Midland Terminal Company" shall mean The Midland Terminal Company, a Pennsylvania corporation.

                  "Transfer Effective Date" shall have the meaning set forth in the applicable Transfer Supplement.

                  "Transfer Supplement" shall have the meaning set forth in
         Section 9.14(c).

                  "Treasury Rate" as of any Funding Breakage Date shall mean the rate per annum determined by the applicable Lender (which determination shall be conclusive) to be the yield to maturity (converted, in the case of United States Treasury bills, to a bond equivalent yield) for United States Treasury securities maturing on the last day of the corresponding Funding Period and trading in the secondary market in reasonable volume (or if no such securities mature on such date, the rate determined by standard securities interpolation methods as applied to the series of securities maturing as close as possible to, but earlier than, such date, and the series of such securities maturing as close as possible to, but later than, such date).

                  "Ugine" shall mean (i) Usinor, so long as it directly owns at least 50.1% of the outstanding voting stock of the Borrower or (ii) any Subsidiary of Usinor that may at any time own at least 50.1% of the outstanding voting stock of the Borrower.

                  "Usinor" shall mean Usinor Sacilor, a French corporation.

                  "Water Supply Agreement" shall mean the Water Supply Contract between the Borrower and the City of Louisville, Ohio dated as of December 15, 1993 and relating to Water Revenue Bonds to be issued by the City of Louisville in an aggregate principal amount not to exceed $2,500,000.

                  "Wholly-Owned Subsidiary" of any Person means a corporation that is a Subsidiary of such Person as to which all of the Shares of Capital Stock of each class (other than directors' qualifying shares that are required under applicable law) are at such time beneficially owned directly or indirectly by such Person (both on the basis of outstanding shares and on a fully diluted basis).

                  "Wind-up" or "Winding-up" of a Person shall include the liquidation, administration, amalgamation, reconstruction, reorganization or dissolution of such Person and any equivalent or analogous procedure under the laws of any jurisdiction in which such Person is incorporated, domiciled, resident or carries on a business or has assets.

                  1.2. Construction. In this Agreement and each other Loan Document, unless the context otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole; "or" has the inclusive meaning represented by the phrase "and/or;" and the terms "property" and "assets" each includes all properties and assets of any kind or nature, tangible or intangible, real, personal or mixed, now existing or hereafter acquired. The words "hereof," "herein" and "hereunder" (and similar terms) in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document. The words "includes" and "including" (and similar terms) in this Agreement or any other Loan Document mean "includes without limitation" and "including without limitation," respectively (and similarly for similar terms). References in this Agreement or any other Loan Document to "determination" (and similar terms) by the Agent or by any Lender include good faith estimates by the Agent or by such Lender (in the case of quantitative determinations) and good faith judgments by the Agent or by such Lender (in the case of qualitative determinations). No doctrine of construction of ambiguities in agreements or instruments against the interests of the party controlling the drafting thereof shall apply to this Agreement or any other Loan Document. The section and other headings contained in this Agreement and in each other Loan Document, and any tables of contents contained herein or therein, are for reference purposes only and shall not affect the construction or interpretation of this Agreement or such other Loan Document in any respect. Section, subsection, annex, exhibit and schedule references in this Agreement and in each other Loan Document are to this Agreement or such other Loan Document, as the case may be, unless otherwise specified. Each annex, exhibit and schedule to this Agreement or any other Loan Document constitutes part of this Agreement or such Loan Document, as the case may be. Each of the covenants, terms and provisions of this Agreement and the other Loan Documents is intended to have, and shall have, independent effect, and compliance with any particular covenant, term or provision shall not constitute compliance with any other covenant, term or provision.

                  1.3. Accounting Principles.

                  (a) As used herein, "GAAP" shall mean generally accepted accounting principles in the United States, applied on a basis consistent with the principles used in preparing the financial statements of the Borrower as of December 31, 1996, and for the fiscal year then ended, as referred to in
Section 3.6.

                  (b) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Agreement shall be prepared, in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

                                                                  Exhibit A
                                                                      to
                                                             Term Loan Agreement
                                                             -------------------

                           J&L SPECIALTY STEEL, INC.

                                Promissory Note
                                ---------------


$______________________                                 Pittsburgh, Pennsylvania
                                                                   June 30, 1997

                  FOR VALUE RECEIVED, the undersigned, J&L SPECIALTY STEEL, INC., a Pennsylvania corporation (the "Borrower"), promises to pay to the order of [INSERT PROPER NAME OF THE LENDER] (the "Lender") on or before the Term Loan Maturity Date (as defined in the Agreement referred to below), and at such earlier dates as may be required by such Agreement, the principal sum of _______________________ ($_________ ). The Borrower further promises to pay to the order of the Lender interest on the unpaid principal amount hereof from time to time outstanding at the rate or rates per annum determined pursuant to the Agreement, payable on the dates set forth in the Agreement.

                  This Note is one of the "Notes" as referred to in, and is entitled to the benefits of, the Term Loan Agreement, dated as of June 30, 1997, among the Borrower, the Lenders parties thereto from time to time, Mellon Bank, N.A., as Agent for the Lenders, and Credit Lyonnais New York Branch, as Syndication Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent (as the same may be amended, modified or supplemented from time to time, the "Agreement"), which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain events and upon certain terms and conditions. Terms defined in the Agreement have the same meanings herein.

                  The Borrower hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue.

                  This Note shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of law.

                                             J&L SPECIALTY STEEL, INC.

                                             By_________________________________

                                             Title:_____________________________

                                                                   Exhibit B
                                                                      to
                                                             Term Loan Agreement
                                                             -------------------

                              Transfer Supplement
                              -------------------

                  THIS TRANSFER SUPPLEMENT, dated as of the date specified in
Item 1 of Schedule I hereto, among the Transferor Lender specified in Item 2 of
Schedule I hereto (the "Transferor Lender"), each Purchasing Lender specified in Item 3 of Schedule I hereto (each a "Purchasing Lender") and Mellon Bank, N.A., as Agent for the Lenders under the Agreement described below.

                                   Recitals:

                  A. This Transfer Supplement is being executed and delivered in accordance with Section 9.14(c) of the Term Loan Agreement, dated as of June 30, 1997, among J&L Specialty Steel, Inc., a Pennsylvania corporation (the "Borrower"), the Lenders parties thereto from time to time, Mellon Bank, N.A., as Agent for the Lenders, and Credit Lyonnais New York Branch, as Syndication Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent (as the same may be amended, modified or supplemented from time to time, the "Agreement"). Capitalized terms used herein without definition have the meaning specified in the Agreement.

                  B. Each Purchasing Lender (if it is not already a Lender) wishes to become a Lender party to the Agreement.

                  C. The Transferor Lender is selling and assigning to each Purchasing Lender, and each Purchasing Lender is purchasing and assuming, a certain portion of the Transferor Lender's rights and obligations under the Agreement, including, without limitation, the Transferor Lender's Commitments and Loans owing to it and any Notes held by it (the "Transferor Lender's Interests").

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  Section 1. Transfer Effective Notice. Upon receipt by the Agent of (a) five counterparts of this Transfer Supplement (to each of which is attached a fully completed Schedule I and Schedule II), and each of which has been executed by the Transferor Lender, by each Purchasing Lender and by any other Person required by Section 9.14(c) of the Agreement to execute this Transfer Supplement, and (b) a processing and recording fee of $2,500, the Agent will transmit to the Borrower, the Transferor Lender and each Purchasing Lender a transfer effective notice, substantially in the form of Schedule III to this Transfer Supplement (a "Transfer Effective Notice"). The date specified in such Transfer Effective Notice as the date on which the transfer effected by this Transfer Supplement shall become effective (the "Transfer Effective Date") shall be the fifth Business Day following the date of such Transfer Effective Notice or such other date as shall be agreed upon among the Transferor

Lender, the Purchasing Lender, the Agent and the Borrower. From and after the close of business at the Agent's Office on the Transfer Effective Date each Purchasing Lender (if not already a Lender party to the Agreement) shall be a Lender party to the Agreement for all purposes thereof having the respective interests in the Transferor Lender's interests reflected in this Transfer Supplement.

                  Section 2. Purchase Price; Sale. At or before 12:00 Noon, local time at the Transferor Lender's office specified in Schedule II, on the Transfer Effective Date, each Purchasing Lender shall pay to the Transferor Lender, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Lender and such Purchasing Lender (the "Purchase Price"), of the portion being purchased by such Purchasing Lender (such Purchasing Lender's "Purchased Percentage") of the Transferor Lender's Interests. Effective upon receipt by the Transferor Lender of the Purchase Price from a Purchasing Lender, the Transferor Lender hereby irrevocably sells, assigns and transfers to such Purchasing Lender, without recourse, representation or warranty (express or implied) except as set forth in Section 6 hereof, and each Purchasing Lender hereby irrevocably purchases, takes and assumes from the Transferor Lender such Purchasing Lender's Purchased Percentage of the Transferor Lender's Interests. The Transferor Lender shall promptly notify the Agent of the receipt of the Purchase Price from a Purchasing Lender ("Purchase Price Receipt Notice"). Upon receipt by the Agent of such Purchase Price Receipt Notice, the Agent shall record in the Register the information with respect to such sale and purchase as contemplated by
Section 9.14(d) of the Agreement.

                  Section 3. Principal, Interest and Fees. All principal payments, interest, fees and other amounts that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Lender in respect of the Transferor Lender's Interests shall, instead, be payable to or for the account of the Transferor Lender and the Purchasing Lenders, as the case may be, in accordance with their respective interests as reflected in this Transfer Supplement.

                  Section 3. Closing Documents. Concurrently with the execution and delivery hereof, the Transferor Lender will provide to each Purchasing Lender (if it is not already a Lender party to the Agreement) conformed copies of all documents delivered to such Transferor Lender on the Closing Date in satisfaction of conditions precedent set forth in the Agreement.

                  Section 5. Further Assurances. Each of the parties to this Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Transfer Supplement.

                  Section 6. Certain Representations and Agreements. By executing and delivering this Transfer Supplement, the Transferor Lender and each Purchasing Lender confirm to and agree with each other and the Agent and the Lenders as follows:

                  (a) Other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Lender makes no representation or warranty and assumes no responsibility with respect to (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of the Agreement or any other Loan Document, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, received under or in connection with, the Agreement or any other Loan Document, or
         (iv) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any Lien or other direct or indirect security afforded or purported to be afforded by any of the Loan Documents or otherwise from time to time.

                  (b) The Transferor Lender makes no representation or warranty and assumes no responsibility with respect to (i) the performance or observance of any of the terms or conditions of the Agreement or any other Loan Document on the part of the Borrower, (ii) the business, operations or condition (financial or otherwise) of the Borrower or any other Person, or (iii) the existence of any Put Event, Default or Event of Default.

                  (c) Each Purchasing Lender confirms that it has received a copy of the Agreement and each of the other Loan Documents, together with copies of the financial statements referred to in Section 3.6 thereof, the most recent financial statements delivered pursuant to
         Section 5.1 thereof, if any, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Transfer Supplement. Each Purchasing Lender confirms that it has made such analysis and decision independently and without reliance upon the Agent, the Transferor Lender or any other Lender.

                  (d) Each Purchasing Lender, independently and without reliance upon the Agent, the Transferor Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, will make its own decisions to take or not take action under or in connection with the Agreement or any other Loan Document.

                  (e) Each Purchasing Lender that is not a Lender and that is not chartered under the laws of the United States or a state thereof shall provide the Borrower and the Agent with any documentation either of them may reasonably request pertaining to withholding taxes and backup withholding.

                  (f) Each Purchasing Lender irrevocably appoints the Agent to act as Agent for such Purchasing Lender under the Agreement and the other Loan Documents, all in accordance with Article VIII of the Agreement and the other provisions of the Agreement and the other Loan Documents.

                  (g) Each Purchasing Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement and the other Loan Documents are required to be performed by it as a Lender.

                  Section 7. Schedule II. Schedule II hereto sets forth the revised Commitments of the Transferor Lender and each Purchasing Lender as well as administrative information with respect to each Purchasing Lender.

                  Section 8. Governing Law. This Transfer Supplement shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of law.

                  Section 9. Counterparts. This Transfer Supplement may be executed on any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Transfer Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

                                                                 Schedule I
                                                                     to
                                                             Transfer Supplement
                                                             -------------------

                         COMPLETION OF INFORMATION AND
                       SIGNATURES FOR TRANSFER SUPPLEMENT
                       ----------------------------------

Re: Term Loan Agreement, dated as of June 30, 1997, among J&L Specialty Steel, Inc., a Pennsylvania corporation (the "Borrower"), the Lenders parties thereto from time to time, Mellon Bank, N.A., as Agent for the Lenders, and Credit Lyonnais New York Branch, as Syndication Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent (as amended, modified or supplemented from time to time, the "Agreement")

Item 1     (Date of Transfer Supplement)              [Insert date of: Transfer
                                                      Supplement]

Item 2     (Transferor Lender):                       [Insert name of Transferor
                                                      Lender]

Item 3     (Purchasing Lender[s]): [                  Insert name[s] of
                                                      Purchasing Lender[s]]

Item 4     (Signatures of Parties to
           Transfer Supplement):


                                               [Name of Transferor Lender]     ,
                                               ---------------------------------
                                               as Transferor Lender


                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________


                                               [Name of Purchasing Lender]     ,
                                               ---------------------------------
                                               as Purchasing Lender


                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________


                                               [Name of Purchasing Lender]     ,
                                               ---------------------------------
                                               as Purchasing Lender


                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________

[See Section 9.14 of the Agreement
for the standards governing when
the following consents may be withheld]

CONSENTED TO AND ACKNOWLEDGED:

MELLON BANK, N.A., individually
and as Agent

By:____________________________
Name:__________________________
Title__________________________


CONSENTED TO AND ACKNOWLEDGED:

J&L SPECIALTY STEEL, INC.

By:____________________________
Name:__________________________
Title__________________________


ACCEPTED FOR RECORDATION
     IN REGISTER:

MELLON BANK, N.A., as Agent

By:____________________________
Name:__________________________
Title__________________________

                                                                 Schedule II
                                                                      to
                                                             Transfer Supplement
                                                             -------------------

                       LIST OF LENDING OFFICES, ADDRESSES
                       FOR NOTICES AND COMMITTED AMOUNTS
                       ---------------------------------

[Name of Transferor     Revised Commitment and Loan Amounts:
  Lender, Lending       ------------------------------------
  Office and Address]

                        Term Loan
                          Committed Amount: $_________

                        Principal Amount of                 $_________
                          Term Loan:

[Name of Purchasing
  Lender]               New Commitment and Loan Amounts:
                        --------------------------------

                        Term Loan                           $_________
                          Committed Amount:

                        Principal Amount of Term Loan:      $_________

Administrative Information
   for Purchasing Lender:

Address:_____________________
        _____________________

Attention:___________________

Telephone:___________________
Telex:_______________________
  (Answerback:_______________)
Telecopier:__________________

                                                                Schedule III
                                                                     to
                                                             Transfer Supplement
                                                             -------------------

                           Transfer Effective Notice
                           -------------------------

To:  J&L Specialty Steel, Inc.
     [Insert Name of Transferor
     Lender and each Purchasing Lender]

                  The undersigned, as Agent under the Term Loan Agreement, dated as of June 30, 1997, among J&L Specialty Steel, Inc., a Pennsylvania corporation, the Lenders parties thereto from time to time, Mellon Bank, N.A., as Agent for the Lenders, and Credit Lyonnais New York Branch, as Syndication Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent (as the same may be amended, modified or supplemented from time to time, the "Term Loan Agreement"), acknowledges receipt of five executed counterparts of a completed Transfer Supplement, dated ________,____ , from [name of Transferor Lender] to [name of each Purchasing Lender] (the "Transfer Supplement"). Terms defined in the Transfer Supplement are used herein as therein defined.

1. Pursuant to the Transfer Supplement, you are advised that the Transfer Effective Date will be ________,____. [Insert fifth Business Day following date of Transfer Effective Notice or other date agreed to among the Transferor Lender, the Purchasing Lender, the Agent and the Borrower.]

                  2. Pursuant to Section 9.14(c) of the Term Loan Agreement, the Transferor Lender has delivered to the Agent the Transferor Lender Notes.

                  3. Section 9.14(c) of the Term Loan Agreement provides that the Borrower is to deliver to the Agent on or before the Transfer Effective Date the following Notes, each dated the date of the Note it replaces.

                  [Describe each new Note for Transferor Lender and Purchasing Lender as to date (as required by the Term Loan Agreement), principal amount and payee.]

                  4. The Transfer Supplement provides that each Purchasing Lender is to pay its Purchase Price to the Transferor Lender at or before 12:00 o'clock Noon, local time at the Transferor Lender's lending office specified in
Schedule II to the Transfer Supplement, on the Transfer Effective Date in immediately available funds.

                                       Very truly yours,
                                       MELLON BANK, N.A., as Agent


                                       By:_______________________________
                                       Name:_____________________________
                                       Title:____________________________

                                                                  Exhibit C
                                                                      to
                                                             Term Loan Agreement
                                                             -------------------

                           J&L SPECIALTY STEEL, INC.

                  Annual and Quarterly Compliance Certificate
                  -------------------------------------------

                  Pursuant to the Term Loan Agreement, dated as of June 30, 1997, among J&L Specialty Steel, Inc., a Pennsylvania corporation (the "Borrower"), the Lenders from time to time parties thereto, Mellon Bank, N.A., as Agent for the Lenders, and Credit Lyonnais New York Branch, as Syndication Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent (as the same may be amended, modified or supplemented from time to time, the "Agreement"), the undersigned, being a Responsible Officer of the Borrower, hereby certifies on behalf of the Borrower as follows:

                  1. Delivered herewith are the financial statements prepared pursuant to Section 5.1(a) or Section 5.1(b), as the case may be, of the Agreement, for the fiscal __________ ended ________,____ . All such financial statements comply with the applicable requirements of the Agreement.

                  2. Schedule I hereto sets forth in reasonable detail the information and calculations necessary to establish (i) that no Put Event described in subsection (a), (b) or (c) of Section 7.1 has occurred and (ii) compliance with the provisions of Sections 6.2, 6.4, 6.5(a)(ii) and 6.8(d) of the Agreement, as of the end of the fiscal period referred to in paragraph 1 above.

                  3.  (Check one and only one:)

                  ___ No Put Event, Default or Event of Default has occurred and is continuing or exists.

                  ___ A Put Event, Default or Event of Default has occurred and is continuing or exists, and the document(s) attached hereto as Schedule II specify in detail the nature and period of existence of such Put Event, Default or Event of Default as well as any and all actions with respect thereto taken or contemplated to be taken by the Borrower.

                  4. The undersigned has personally reviewed the Agreement, and this certificate was based on an examination made by or under the supervision of the undersigned sufficient to assure that this certificate is accurate.

                  5. Capitalized terms used in this certificate and not otherwise defined shall have the meanings given in the Agreement.

                                      J&L SPECIALTY STEEL, INC.

                                      By:______________________________
                                      Name:____________________________
                                      Title:___________________________

Date____________________

                                 SCHEDULE 3.04

                       GOVERNMENTAL APPROVALS AND FILINGS


                                      NONE

                                 SCHEDULE 3.05

                                   CONFLICTS


                                      NONE

                                 SCHEDULE 3.12

                                  SUBSIDIARIES

1.     The Midland Terminal Company

2.     Specialty Materials Investment Corporation

3.     J&L Specialty Steel International Sales Corporation

4.     J&L Specialty Steel Investment Corporation

                                 SCHEDULE 3.15

                             SCHEDULE OF LITIGATION


See Environmental Report and SEC filings for discussion of environmental litigation/proceedings.

                                 SCHEDULE 3.20

                                     TAXES


                                      NONE

                                 SCHEDULE 3.21

                            CONTROLLED GROUP MEMBERS


                                      NONE

                                                                   Draft 6/12/97

                                 SCHEDULE 6.01

                                     LIENS

       UCC NUMBER                 DATED FILED              SECURED PARTY
       ----------                 -----------              -------------

1.     Beaver County PA Prothonotary

       0790-1996                  6/24/96                  PA Dept. of Commerce

       Three cranes and related trolley encumbered by Pennsylvania Department of Commerce Machinery and Equipment Loan Fund to secure $500,000 low-interest state loan.


2.     Beaver County PA Real Estate Records

       MBV 1395 PG 093            11/6/95                  PA Dept. of Commerce

       Equipment related to #10 Cold Anneal and Pickle Line encumbered by Pennsylvania Department of Commerce to secure $2.5 million low interest state loan (Sunny Day Fund).


3.     Commonwealth of Pennsylvania

       21240526                   10/1/92                  Integra Trust Company


       Beaver County PA Prothonotary

       1053-1991                  10/1/92                  Integra Trust Company


       Allegheny County, PA Prothonotary

       7302                       9/30/92                  Integra Trust Company

       All of the Debtor's right, title and interest in and to all funds and investment income now or hereafter held by Integra Trust Company ("Trustee") under that certain Trust Indenture dated as of September 1, 1992 between Trustee and Beaver County Industrial Development Authority related to $8,000,000 Pollution Control Bonds.

4.     Ohio Secretary of State and Stark County Prothonotary
       Ohio Dept. of Development

       Slitter equipment encumbered by Ohio Department of Development to secure $1,500,000 low-interest state loan.

       State of Ohio 031886       01309700601              1/29/97
       Ohio Dept. of Development

       Stark County               48576                    1/29/97
       Ohio Dept. of Development

SCHEDULE 6.01

5. Mortgage dated June 24, 1988 between Borrower and Beaver County Corporation for Economic Development ("BCCED") relating to certain parcel at Midland Plant, securing up to $745,000.

6. Mortgage dated September 27, 1989 between BCCED and Pennsylvania Industrial Development Authority ("PIDA") relating to certain parcel at Midland Plant, securing up to $244,000. A related Installment Sale Agreement is dated September 27, 1989 between BCCED and Borrower.

7. Mortgage dated July 19, 1996 between Borrower and BCCED regarding the DRAP Line and Coil Storage buildings and land, securing a series of state-related loans totaling $4,750,000.


97-revol.doc

                                 SCHEDULE 6.09

                            DEALINGS WITH AFFILIATES

1. Research and Technology Agreement dated October 1, 1993 between Ugine, s.a. and the Borrower.

2. Joint Venture Agreement dated June 16, 1988 between Societe Meusienne de Constructions Mecanique ("SMCM"), an Affiliate of Usinor and the Borrower and related agreements between SMCM or International Specialty Tube Corporation and Borrower.

3. Employment Agreement dated as of April 28, 1986, as amended, between Borrower and Claude F. Kronk.

4. Employment Agreement dated September 28, 1995 between Borrower and Eugene A. Salvadore.

5. Pursuant to Borrower's 1993 Stock Incentive Plan (the "1993 Plan"), (a) 90,000 non-qualified stock options (65,000 of which have alternate stock appreciation rights) have been granted to Claude F. Kronk, (b) 90,000 non-qualified stock options (67,500 of which have alternative stock appreciation rights) have been granted to Eugene A. Salvadore, and (c) 45,000 stock options (all of which have alternate stock appreciation rights) were granted to Philippe Choppin de Janvry.

6. The Borrower participates in part of Usinor Sacilor's insurance program for its United States subsidiaries. The Borrower is also covered under certain other insurance policies maintained by Usinor, notably a layer of excess insurance underwritten on Usinor Sacilor and its affiliates as a group.